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AVERY DENNISON CORPORATION
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AVERY DENNISON CORPORATION
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Avery Dennison Corporation 150 North Orange Grove Boulevard Pasadena, California 91103

Notice of Annual Meeting of Stockholders To be held April 24, 2008

To the Stockholders:

The Annual Meeting of Stockholders of Avery Dennison Corporation will be held at 150 North Orange Grove Boulevard, Pasadena, California, on Thursday, April 24, 2008, at 1:30 P.M. for the following purposes:

1. To elect four directors to hold office for a term of three years and until their successors are elected and have qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year, which ends on December 27, 2008;

3. To consider and vote upon a proposal to approve an amended and restated employee stock option and incentive plan; and

4. To transact such other business as may properly come before the meeting and any adjournments thereof.

In accordance with the Bylaws, the Board of Directors has fixed the close of business on Monday, February 25, 2008, as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.

All stockholders are cordially invited to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Robert G. van Schoonenberg Secretary

Pasadena, California Dated: March 14, 2008

Whether or not you presently plan to attend the Annual Meeting, in order to ensure your representation, please vote by telephone or by using the Internet as instructed on the enclosed proxy card, or complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope (which does not require postage if mailed in the United States). If you attend the meeting and wish to vote in person, your proxy will not be used.

(THIS PAGE INTENTIONALLY LEFT BLANK)

PROXY STATEMENT
ELECTION OF DIRECTORS (Proxy Item 1)
2008 NOMINEES
CONTINUING DIRECTORS
SECURITY OWNERSHIP OF MANAGEMENT
BOARD OF DIRECTORS AND COMMITTEE MEETINGS
DIRECTOR COMPENSATION FOR 2007
EXECUTIVE COMPENSATION--COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION AND EXECUTIVE PERSONNEL COMMITTEE REPORT
ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
RELATED PARTY TRANSACTIONS
VOTING SHARES
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proxy Item 2)
AUDIT COMMITTEE REPORT
EMPLOYEE STOCK OPTION AND INCENTIVE PLAN, amended and restated (“Stock Plan”) (Proxy Item 3)
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D

AVERY DENNISON CORPORATION
150 North Orange Grove Boulevard
Pasadena, California 91103

PROXY STATEMENT

This proxy statement is furnished to the stockholders on behalf of the Board of Directors of Avery Dennison Corporation, a Delaware corporation (hereinafter called “Avery Dennison” or the “Company”), for solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, April 24, 2008, at 1:30 P.M. and at any and all adjournments and postponements thereof. A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. If you attend the meeting and wish to vote your shares in person, your proxy will not be used. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. Under the Company’s Bylaws and Delaware law: (1) shares represented by proxies that reflect abstentions or “broker non-votes” (i.e. shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting and the director nominees receiving a majority of the votes cast (in uncontested elections) will be elected (for purposes of determining the vote required to elect directors, “a majority of the votes cast” shall mean that the number of shares voted “for” a director’s election exceeds 50% of the total votes cast with respect to that director and votes cast shall include votes to withhold authority and exclude abstentions with respect to that director’s election); and (3) proxies that reflect abstentions as to a particular proposal (other than the election of directors) will have the same effect as a vote against that proposal and proxies that reflect broker non-votes (other than the election of directors) will also have the same effect as a vote against that proposal. The Company has retained D. F. King & Co., Inc. to assist in soliciting proxies for this meeting at a fee estimated at $11,000 plus out of pocket expenses. Expenses incident to the preparation and mailing of the notice of meeting, proxy statement and form of proxy are to be paid by the Company. This proxy statement is to be mailed to stockholders on or about March 14, 2008.

The purpose of the meeting and the matters to be acted upon are set forth in the preceding Notice of Annual Meeting. In addition to the election of four directors and ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company, an amended and restated Employee Stock Option and Incentive Plan, (“Stock Plan”) will be submitted for approval by the Company’s stockholders. The Stock Plan has been previously approved by stockholders, and is proposed to be amended to increase the total number of shares issuable thereunder by 4.8 million shares, and to provide that the aggregate number of shares represented by full-value awards (such as restricted stock, restricted stock units and performance units) that may be granted be increased by 2.5 million out of the total of 4.8 million. As of the date of this proxy statement, management knows of no other business that will be presented for consideration at the meeting. However, if any such other business shall properly come before the meeting, votes will be cast pursuant to these proxies in respect of any such other business in accordance with the best judgment of the persons acting under these proxies. See “GENERAL — Stockholder Proposals” below.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on April 24, 2008.

The Proxy Statement and the Annual Report to Stockholders
are available at www.investors.averydennison.com

ELECTION OF DIRECTORS (Proxy Item 1)

The Bylaws of the Company presently provide for eleven directors, divided into three classes. Four directors are to be elected at the 2008 Annual Meeting and will hold office until the Annual Meeting in 2011 and until their successors are elected and have qualified. It is intended that the persons so appointed in the enclosed proxy will, unless authority is withheld, vote for the election of the four nominees proposed by the Board of Directors, all of whom are presently directors of the Company. In voting for the election of directors, each share has one vote for each position to be filled. All of the nominees have consented to being named herein and to serve if elected. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy may be voted for a substitute nominee or nominees designated by the Board, or the number of directors may be reduced accordingly.

The following information, which has been provided by the directors, shows for each of the nominees for election to the Board of Directors and for each director whose term continues, his or her name, age and principal occupation or employment during the past five years, the name of the corporation or other organization, if any, in which such occupation or employment is or was carried on, the period during which such person has served as a director of the Company and the year in which each continuing director’s present term as director expires.

2008 NOMINEES

The Board of Directors recommends a vote FOR the four nominees below.

Peter K. Barker, age 59. Mr. Barker is a private investor. From November 1982 until November 1998, Mr. Barker was a partner in Goldman Sachs & Company, an investment banking, securities and investment management firm. He is also a director of Fluor Corporation, an engineering, procurement, construction, and maintenance services company, and GSC Investment Company, a business development company. He has been a director of Avery Dennison Corporation since January 2003.

Richard M. Ferry, age 70. Mr. Ferry is a private investor. Since July 2001, Mr. Ferry has been Founder Chairman of Korn/Ferry International, an international executive search firm. In June 2001, Mr. Ferry retired as Chairman of Korn/Ferry, a position he had held since May 1997; and in June 2002, he left the board. From May 1991 through May 1997, Mr. Ferry was Chairman and Chief Executive Officer of Korn/Ferry. He is also a director of Pacific Mutual Holding Company, the parent of Pacific Life Insurance Company, a provider of life insurance, annuities and mutual funds. He has been a director of Avery Dennison Corporation since December 1985.

Ken C. Hicks, age 55. Since January 2005, he has been President and Chief Merchandising Officer of J.C. Penney Company, Inc., a retailing company. From July 2002 to December 2004, Mr. Hicks was President, Chief Operating Officer of J.C. Penney. From January 1999 to February 2002, he was President of Payless ShoeSource, Inc. He was recommended by an independent director and has been a director of Avery Dennison Corporation since July 2007.

Kent Kresa, age 69. Since December 2005, Mr. Kresa has served as non-executive Chairman of Avery Dennison Corporation; since October 2003, he has been Chairman Emeritus of Northrop Grumman Corporation, an aeronautics and defense systems manufacturer. In October 2003, Mr. Kresa retired as Chairman of Northrop Grumman, a position he had held since September 1990. From September 1990 to March 2003, he served as Chairman and Chief Executive Officer of Northrop Grumman. He is also a director of Fluor Corporation, an engineering, procurement, construction, and maintenance services company; General Motors Corporation, an automotive manufacturer; and Mannkind Corporation, a pharmaceutical manufacturer. He has been a director of Avery Dennison Corporation since February 1999.

CONTINUING DIRECTORS

John T. Cardis, age 66. Mr. Cardis is a private investor. In May 2004, Mr. Cardis retired as National Managing Partner — Global Strategic Clients of Deloitte & Touche USA LLP, an audit, tax, consulting and financial advisory service company. From 1991 to June 1999, Mr. Cardis served as Office Managing Partner, Los Angeles, for Deloitte & Touche. He was also a member of the executive committee and a member of the board of directors. He also is a director of Edwards Lifesciences Corporation, a cardiovascular disease treatment company, and Energy East Corporation, an energy services and delivery company. He has been a director of Avery Dennison Corporation since October 2004. His present term expires in 2009.

David E. I. Pyott, age 54. Since February 2006, Mr. Pyott has been Chairman and Chief Executive Officer of Allergan, Inc., a global healthcare company. From April 2001 through January 2006, Mr. Pyott was Chairman, President and Chief Executive Officer and from January 1998 through March 2001, he was President and Chief Executive Officer of Allergan. He is also a director of Edwards Lifesciences Corporation, a cardiovascular disease treatment company. He has been a director of Avery Dennison Corporation since November 1999. His present term expires in 2009.

Dean A. Scarborough, age 52. Since May 2005, Mr. Scarborough has been President and Chief Executive Officer of Avery Dennison Corporation, a global leader in pressure-sensitive technology. From May 2000 to April 2005, Mr. Scarborough served the Company as President and Chief Operating Officer. From November 1999 through April 2000, Mr. Scarborough served the Company as Group Vice President, Fasson Roll Worldwide. Prior to November 1999, Mr. Scarborough held other executive positions with the Company. He is also a director of Mattel Corporation, a manufacturer and marketer of toys and family products. He has been a director of Avery Dennison Corporation since May 2000. His present term expires in 2009.

Julia A. Stewart, age 52. Since May 2006, Ms. Stewart has been Chairman and Chief Executive Officer of IHOP Corporation, which owns, operates and franchises the IHOP and Applebee’s restaurant chains. From May 2002 until April 2006, Ms. Stewart was President, Chief Executive Officer and Chief Operating Officer and from December 2001 through May 2002, Ms. Stewart served as President and Chief Operating Officer of IHOP. She has been a director of Avery Dennison Corporation since January 2003. Her present term expires in 2009.

Rolf Börjesson, age 65. Since May 2004, Mr. Börjesson has been non-executive Chairman of Rexam PLC, a worldwide consumer packaging company in London, United Kingdom. From 1996 to May 2004, Mr. Börjesson served as Chief Executive Officer of Rexam. He is also a director of SCA AB (Svenska Cellulosa Aktiebolaget), a pulp and paper manufacturer based in Stockholm, Sweden. He has been a director of Avery Dennison Corporation since January 2005. His present term expires in 2010.

Peter W. Mullin, age 67. Since March 2006, Mr. Mullin has been Chairman of MullinTBG, an executive compensation, benefit planning and corporate insurance consulting firm; prior to March 2006, he was Chairman of Mullin Consulting, Inc.; prior to July 2003, Mr. Mullin also served as Chief Executive Officer of Mullin Consulting. He is also a director of Mrs. Fields’ Holding Company, Inc., a fresh-baked products company. He has been a director of Avery Dennison Corporation since January 1988. His present term expires in 2010.

Patrick T. Siewert, age 52. Since April 2007, Mr. Siewert has been a Senior Director for The Carlyle Group, an investment company. From February 2006 to March 2007, Mr. Siewert was a Senior Advisor to The Coca-Cola Company, a worldwide beverage company. From August 2001 to March 2007, Mr. Siewert was Group President, Asia The Coca-Cola Company. He is also a director of Computime Group Ltd., a manufacturer of home and commercial control products in Hong Kong. He has been a director of Avery Dennison Corporation since April 2005. His present term expires in 2010.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the number of shares of the Company’s common stock beneficially owned by each director of the Company and each of the executive officers named on page 10, and the aggregate number of such shares beneficially owned by all directors and executive officers as of December 31, 2007.

	Amount and
	Nature of
	Beneficial		Percent
Name	Ownership(1)		of Class

Dean A. Scarborough	490,049	(3)		(2)
Richard M. Ferry	55,959	(4)		(2)
Peter W. Mullin	61,357	(5)		(2)
Kent Kresa	40,247	(6)		(2)
David E. I. Pyott	35,103	(7)		(2)
Julia A. Stewart	20,608	(8)		(2)
Peter K. Barker	21,400	(9)		(2)
John T. Cardis	14,292	(10)		(2)
Rolf Börjesson	10,000	(11)		(2)
Patrick T. Siewert	14,850	(12)		(2)
Ken C. Hicks	2,341	(13)		(2)
Daniel R. O’Bryant	213,331	(14)		(2)
Robert G. van Schoonenberg	211,605	(15)		(2)
Christian A. Simcic	183,266	(16)		(2)
Robert M. Malchione	184,798	(17)		(2)
All Directors and Executive Officers as a Group (21 persons, including those named)	1,979,745	(18)	1.8%

(1)	Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have voting and/or investment power with respect to such shares. Exercise prices for stock options on shares range from $45.1875 to $67.795.

(2)	Less than 1%.

(3)	Includes 407,600 shares with respect to which Mr. Scarborough holds options exercisable within 60 days from December 31, 2007. Also includes 132 shares held by Mrs. Scarborough, as to which Mr. Scarborough disclaims beneficial ownership, and 2,484 shares issuable under stock units designated for Mr. Scarborough under the Company’s Capital Accumulation Plan (“CAP”) trust.

(4)	Includes 17,000 shares with respect to which Mr. Ferry holds options exercisable within 60 days from December 31, 2007. Also includes 1,443 shares issuable under stock units designated for Mr. Ferry under the CAP trust.

(5)	Includes 17,000 shares with respect to which Mr. Mullin holds options exercisable within 60 days from December 31, 2007. Also includes 722 shares issuable under stock units designated for Mr. Mullin under the CAP trust. Also includes 3,000 shares held by Mrs. Mullin (405 shares of which are held in a trust), as to which Mr. Mullin disclaims beneficial ownership.

(6)	Includes 20,000 shares with respect to which Mr. Kresa holds options exercisable within 60 days from December 31, 2007. Also includes 17,047 stock units designated for Mr. Kresa under the Director Deferred Equity Compensation Program (“DDECP”).

(7)	Includes 20,000 shares with respect to which Mr. Pyott holds options exercisable within 60 days from December 31, 2007. Also includes 12,103 stock units designated for Mr. Pyott under the DDECP.

(8)	Includes 12,000 shares with respect to which Ms. Stewart holds options exercisable within 60 days from December 31, 2007. Also includes 6,208 stock units designated for Ms. Stewart under the DDECP.

(9)	Includes 12,000 shares with respect to which Mr. Barker holds options exercisable within 60 days from December 31, 2007.

(10)	Includes 10,000 shares with respect to which Mr. Cardis holds options exercisable within 60 days from December 31, 2007. Also includes 292 stock units designated for Mr. Cardis under the DDECP.

(11)	Includes 8,000 shares with respect to which Mr. Börjesson holds options exercisable within 60 days from December 31, 2007.

(12)	Includes 8,000 shares with respect to which Mr. Siewert holds options exercisable within 60 days from December 31, 2007.

(13)	Mr. Hicks joined the Board of Directors in July 2007. Includes 341 stock units designated for Mr. Hicks under the DDECP.

(14)	Includes 165,410 shares with respect to which Mr. O’Bryant holds options exercisable within 60 days from December 31, 2007. Also includes 32,296 shares of restricted stock that are scheduled to vest in two equal installments on April 1, 2009 and August 14, 2012.

(15)	Includes 178,249 shares with respect to which Mr. van Schoonenberg holds options exercisable within 60 days from December 31, 2007.

(16)	Includes 174,439 shares with respect to which Mr. Simcic holds options exercisable within 60 days from December 31, 2007.

(17)	Includes 172,596 shares with respect to which Mr. Malchione holds options exercisable within 60 days from December 31, 2007.

(18)	Includes 1,611,293 shares with respect to which all executive officers and directors as a group hold options exercisable within 60 days from December 31, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“1934 Act”) requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Insiders”), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). Insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations from certain Insiders that no other reports were required for such Insiders, the Company believes that, during the 2007 fiscal year, Insiders complied with the Section 16(a) filing requirements applicable to Insiders.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

During 2007, there were eight meetings of the full Board of Directors (“Board”) and eighteen meetings of committees of the Board. All of the Avery Dennison directors attended at least 75% of the aggregate number of meetings of the Board and meetings of Board committees (of which they were members) held during the time they served on the Board or committees. The Company has a policy of encouraging directors to attend the Annual Meeting of Stockholders, and at the 2007 Annual Meeting, nine of the directors attended.

After review and discussion of the relevant facts and circumstances for each director, including any relationships with Avery Dennison, the Board has determined that the following directors, who (i) have no material relationships with Avery Dennison, and (ii) meet the Board’s categorical independence standards for directors (which are attached as Exhibit A), are independent based on the NYSE listing standards: Peter K. Barker, Rolf Börjesson, John T. Cardis, Richard M. Ferry, Ken C. Hicks, Kent Kresa, David E.I. Pyott, Patrick T. Siewert and Julia A. Stewart. These nine directors constitute a majority of the Board. As a part of its independence determinations, the Board considered sales and purchases of products and services, in the ordinary course of business, between the Company and its subsidiaries and the companies at which some of the Company’s directors were officers during 2007. However, the amounts paid to or received from these companies during the last three years did not come close to the 2% threshold in the Board’s independence standards. The Board also determined that none of these relationships impaired the independence of these nine directors.

Corporate Governance

The Board and Avery Dennison management have taken a number of steps to enhance the Company’s corporate governance policies and procedures, and to comply with the Sarbanes-Oxley Act, as well as the NYSE listing standards. There is a corporate governance section on the Company’s Web site, which includes key information about the Company’s corporate governance. You can access this information by going to www.averydennison.com, selecting the “Investors / Corporate Governance” section to find the Company’s Corporate Governance Guidelines; Charters for the Audit, the Compensation and Executive Personnel, and the Nominating and Governance Committees; Code of Ethics and Business Conduct for Directors, Officers and Employees; Code of Ethics for the Chief Executive Officer and Senior Financial Officers; and the Audit Committee Complaint Procedures. The Company’s Web site address provided above is not intended to function as a hyperlink, and the information on the Company’s Web site is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

On December 1, 2005, the Board elected Kent Kresa as non-executive Chairman. Mr. Kresa presides at executive sessions of the Board. During 2007, the Board held five executive sessions with non-management directors only during regularly scheduled Board meetings, as well as one additional executive session with independent directors only. Stockholders and other interested parties may write to Mr. Kresa concerning matters other than accounting and auditing matters c/o Secretary, Avery Dennison Corporation, 150 North Orange Grove Boulevard, Pasadena, California 91103. Stockholders may also write to John T. Cardis, Chairman of the Audit Committee, regarding accounting and auditing matters c/o Secretary at the same address.

Standing Committees of the Board of Directors

The Audit Committee, which is composed of the following independent directors: John T. Cardis (Chairman), Peter K. Barker, Richard M. Ferry and Kent Kresa, met three times during 2007. The Audit Committee also held four teleconference reviews prior to the Company’s issuing its quarterly and annual news releases concerning financial results. The Audit Committee is appointed by the Board to assist the Board with its oversight responsibilities in monitoring (i) the integrity of the financial statements of the Company; (ii) the independent auditor’s qualifications and independence; (iii) the performance of the Company’s internal audit function and independent auditors; and (iv) the compliance by the Company with legal and regulatory requirements. A copy of the Audit Committee Charter is available on the Company’s Web site. The Board has designated Mr. Cardis and Mr. Barker as “audit committee financial experts” (as that term is defined in Item 401(h) of Regulation S-K of the SEC). The Board has determined that each of the members of the Audit Committee is “independent,” as that term is used in Schedule 14A, Item 7(d)(3)(iv) under the 1934 Act, as amended.

The Compensation and Executive Personnel Committee (“Compensation Committee”), which is composed of the following independent directors: David E.I. Pyott (Chairman), Peter K. Barker, Richard M. Ferry and Julia A. Stewart, met seven times during 2007. The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s directors, Chairman, and Chief Executive Officer (“CEO”) and other executive officers. The Compensation Committee has overall responsibility for approving and evaluating compensation plans, policies and programs of the Company, as they affect the directors, CEO and executive officers. In addition, the Compensation Committee reviews plans and candidates for succession to CEO and other executive officers. The Compensation Committee is also responsible for providing a report concerning its review of the Compensation Discussion and Analysis section of this annual proxy statement. A copy of the Compensation Committee’s Charter is available on the Company’s Web site.

The Ethics and Conflict of Interest Committee, which is composed of the following directors: Julia A. Stewart (Chairman), Rolf Börjesson, John T. Cardis, Kent Kresa and Patrick T. Siewert, met twice during 2007. The functions of the Ethics and Conflict of Interest Committee are to survey, monitor and provide counsel as to the business relationships, affiliations and financial transactions of directors, officers and key employees, as they may relate to possible conflicts of interest or to the Company’s Legal and Ethical Conduct Policy; monitor the Company’s compliance program; and report and make recommendations to the Board in instances where it is believed that possible violations of Company policy could exist.

The Finance Committee, which is composed of the following directors: Peter K. Barker (Chairman), Rolf Börjesson, John T. Cardis, Peter W. Mullin and Patrick T. Siewert, met once during 2007. The functions of the Finance Committee are to assist the Board in consideration of matters relating to the financial affairs and capital requirements of the Company; provide an overview of the financial planning and policies of the Company; and review significant borrowings and changes in the financial structure of the Company.

The Nominating and Governance Committee (“Nominating Committee”), which is composed of the following independent directors: Richard M. Ferry (Chairman), Rolf Börjesson, Ken C. Hicks, David E.I. Pyott and Julia A. Stewart, met four times during 2007. The Nominating Committee is appointed by the Board (i) to assist the Board by identifying individuals qualified to become Board members consistent with criteria approved by the Board, and to recommend to the Board the director nominees for the next annual meeting of stockholders, as well as between annual meetings when appropriate; (ii) to review and recommend to the Board, the Company’s Corporate Governance Guidelines; (iii) to oversee the evaluations of the Board and management (related to corporate governance); and (iv) to recommend to the Board director nominees for each committee. A copy of the Nominating Committee’s Charter is available on the Company’s Web site. The Nominating Committee has a process under which all director candidates are evaluated. The Nominating Committee uses certain criteria in evaluating any candidate’s capabilities to serve as a member of the Board including: attendance, independence, number of other board directorships, time commitments, education, conflict of interest, senior management experience with a multinational business or other organization with the size, scope, and complexity of the Company, as well as an ability and desire to contribute to the oversight and governance of the Company and to represent the balanced interests of stockholders as a whole, rather than those of special interest groups. Further, the Nominating Committee reviews the qualifications of any candidate with those of current directors to determine coverage and gaps in experience in related industries and in functional areas, such as finance, manufacturing, technology, and investing. Sources for identifying potential nominees include members of the Nominating Committee, other Board members, executive officers of the Company, third party search firms, and stockholders. Stockholders desiring to make recommendations concerning new directors should submit the candidate’s name, together with biographical information and professional experience, and the candidate’s written consent to nomination c/o Secretary, Nominating and Governance Committee of the Board of Directors, Avery Dennison Corporation, 150 North Orange Grove Boulevard, Pasadena, California 91103. Stockholders wishing to nominate new directors for election at an annual meeting must comply with the requirements described under the heading “GENERAL — Stockholder Proposals” on page 50.

In addition to the standing committees noted above, the Board has an Ad Hoc Committee, which is composed of the following directors: Kent Kresa (Chairman) and David E.I. Pyott, that met once during 2007. The Ad Hoc Committee is appointed by the Board and has been assigned the oversight responsibility for, and is empowered to take action (or if deemed appropriate to make recommendations to the Board) with respect to, the Company’s response to pending competitive practices investigations, as well as any related litigation.

DIRECTOR COMPENSATION FOR 2007

The following table provides information regarding compensation earned by the Company’s non-employee directors during 2007:

					Change in
	Fees				Pension
	Earned			Non-Equity	Value and
	or Paid	Stock	Option	Incentive Plan	NQDC	All Other
Name	in Cash(2)	Awards(3)	Awards(4)	Compensation	Earnings(5)	Compensation(6)	Total

Peter K. Barker	$95,000	$49,860	$32,302	—	—	$5,000	$182,162
Rolf Börjesson	$73,000	$49,860	$32,302	—	—	$23,250	$178,412
John T. Cardis	$93,500	$49,860	$32,302	—	—	$29,313	$204,975
Richard M. Ferry	$96,500	$49,860	$32,302	—	$111,830	$13,834	$304,326
Ken C. Hicks	$18,250	—	$16,908	—	—	$22,913	$58,071
Kent Kresa(1)	$247,000	$49,860	$32,302	—	—	$30,150	$359,312
Peter W. Mullin	$67,000	$49,860	$32,302	—	$1,760	$35,089	$186,011
David E. I. Pyott	$98,500	$49,860	$32,302	—	—	—	$180,662
Patrick T. Siewert	$71,500	$49,860	$56,795	—	—	$5,470	$183,625
Julia A. Stewart	$92,500	$49,860	$32,302	—	—	$25,033	$199,695

(1)	Mr. Kresa serves as Chairman. His annual retainer is $220,000.

(2)	Amounts represent the annual retainer and meeting fees earned by the directors in 2007. The annual retainer for all non-employee directors (except for Mr. Kresa) is $55,000. Directors may elect to defer all or a portion of their fees into the Director Variable Deferred Compensation Plan (“DVDCP”) or the DDECP.

(3)	Amounts represent the value of the stock awards made on June 29, 2007 (750 shares at $66.48). Mr. Hicks joined the Board in July 2007 and did not receive a stock award in 2007.

(4)	Except for Mr. Hicks, who received a grant of 5,000 stock options when he joined the Board in July 2007, none of the other directors received a stock option grant during 2007. Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown are the compensation expense recognized by the Company in the 2007 Consolidated Statement of Income for stock options awarded to directors in prior years, calculated in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” and thus include compensation expense for awards granted in 2005 and 2006. Options vest in equal installments on the first two anniversaries of the grant date and expire after ten years. As of December 31, 2007, the directors held stock options as follows: Mr. Barker — 13,000; Mr. Börjesson — 9,000; Mr. Cardis — 11,000; Mr. Ferry — 18,000; Mr. Hicks — 5,000; Mr. Kresa — 21,000; Mr. Mullin — 18,000; Mr. Pyott — 21,000; Mr. Siewert — 9,000; and Ms. Stewart — 13,000.

(5)	NQDC means Non-Qualified Deferred Compensation. For Mr. Ferry and Mr. Mullin, the amounts reflect above-market earnings during fiscal year 2007 on fees that were deferred prior to fiscal year 2007 under two legacy plans (the fixed-rate alternatives that were frozen prior to 2007 and are no longer open for additional Company or director contributions): the Director Deferred Compensation Plan and/or the DVDCP.

(6)	Reflects amounts of Company matching gifts for director’s contributions to the United Way and/or to educational institutions; the maximum Company match is $10,000 ($10,000 each for Messrs. Ferry and Mullin; $5,000 each for Messrs. Barker and Kresa), as well as payments for expenses for spousal travel to China in connection with a Board meeting plus a tax gross-up for such expenses, and payments for certain U.S. taxes and related expenses ($7,985) for Mr. Börjesson.

As President and CEO of the Company, Mr. Scarborough receives no fees for services rendered in his capacity as a director. Each non-employee director is paid an annual retainer fee of $55,000; the non-executive Chairman is paid an annual retainer of $220,000. Directors are paid attendance fees of $1,500 per Board meeting attended, and $2,000 per committee meeting attended as Chairman of a committee or $1,500 per committee meeting attended as a member of the committee (whether it is a standing or an ad hoc committee). The Chairmen of the Audit and the Compensation Committees are each also paid an annual retainer fee of $10,000; the Chairmen of the Finance, the

Nominating and Governance, and the Ethics and Conflict of Interest Committees are each paid an annual retainer fee of $5,000. Committee members are also paid $1,500 for teleconferences. See Exhibit B for a summary of non-employee director compensation. Under the DVDCP, fees that are deferred accrue earnings at the rate of return of certain bond and equity investment funds managed by an insurance company. Under the DDECP, directors may defer fees into stock units, which will be paid out in shares of Company stock at retirement. As of December 31, 2007, the following directors held stock units in the DDECP: Mr. Cardis — 292; Mr. Hicks — 341; Mr. Kresa — 17,047; Mr. Pyott — 12,103; and Ms. Stewart — 6,208. The Company has a matching gift program under which the Company will match an amount of up to $5,000 that a director contributes to the United Way, and the Company will also match an amount of up to $5,000 given to educational institutions.

Except for Mr. Hicks, each non-employee director received a stock award of 750 shares of the Company’s common stock on June 29, 2007, as a portion of their director compensation. Non-employee directors participate in the Director Equity Plan, which provides for each non-employee director to receive a stock option grant with respect to 5,000 shares upon joining the Board. Mr. Hicks received a grant of 5,000 stock options when he joined the Board. When stock options are granted, the option price is 100% of the fair market value of Company common stock on the date of grant. All options granted have a term of ten years, and become exercisable in two equal installments on the first and second anniversaries of the grant date, except that all options held by a director, which are otherwise unexercisable on the date the director retires at or after age 72, will become fully exercisable on the date of such retirement.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) provides an overview and analysis of the Company’s compensation programs. Later in this proxy statement under the heading “Additional Information Regarding Executive Compensation,” is a series of tables containing information about the compensation for the following individuals, whom the Company refers to as named executive officers, or NEOs of the Company:

•	Dean A. Scarborough, President and Chief Executive Officer

•	Daniel R. O’Bryant, Executive Vice President, Finance and Chief Financial Officer (“CFO”)

•	Robert G. van Schoonenberg, Executive Vice President, Chief Legal Officer and Secretary

•	Christian A. Simcic, Group Vice President, Roll Materials(1)

•	Robert M. Malchione, Senior Vice President, Corporate Strategy and Technology

The discussion below is intended to help in understanding the detailed information provided in those tables and put that information into context within the Company’s overall compensation program.

ROLE OF COMPENSATION COMMITTEE & EXECUTIVE OFFICERS

The Compensation Committee is appointed by the Board to manage the Board’s responsibilities relating to the compensation of the Company’s directors, CEO, NEOs and other executive officers.

The Compensation Committee’s major responsibilities are to:

1. Review and approve Company goals and objectives related to CEO compensation annually, evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s overall compensation level based on this evaluation. In determining the incentive components of the CEO’s compensation, the Compensation Committee considers the Company’s performance and strategic direction and the value of similar incentive awards to CEOs at companies of similar size.

(1)  Mr. Simcic stepped down from his position as Group Vice President, Roll Materials, at the end of 2007.

2. Review and approve the annual base salary increases and annual bonus awards of the other executive officers, as well as long-term cash and equity-based incentive awards. In addition, the Compensation Committee provides periodic reports and makes recommendations to the Board on the Company’s compensation program for the other executive officers. The Compensation Committee also reviews and approves employment agreements, special or supplemental compensation and benefits for the CEO and other executive officers, including supplemental retirement benefits and perquisites.

3. Select, retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of compensation for directors, the CEO and other executive officers. The Compensation Committee has sole authority to approve the consultant’s fees and other terms and conditions.

4. Conduct an annual evaluation of, and make periodic reports to, the Board on succession planning for the CEO and the CEO’s direct reports. To that end, the Compensation Committee meets annually to review and discuss succession planning for the CEO and other executive officers.

5. Review the Compensation Committee Charter annually and recommend any proposed changes to the Board for approval.

The Compensation Committee has retained the services of Watson Wyatt Worldwide (“Watson Wyatt”), an independent executive compensation consultant, to assist the Compensation Committee in determining the overall compensation program. During 2007, Watson Wyatt conducted a review of the Company’s executive compensation program, including the annual bonus and long-term incentive plans, with the intent to better align the executives’ reward opportunity with the Company’s business strategy, which is to increase market share, drive profitable growth, and create shareholder value. As a result of this review, the Compensation Committee has decided that the cash Long-Term Incentive Plan (“LTIP”) program will be phased out at the end of the 2006 — 2008 performance cycle, and restricted stock unit (“RSUs”) awards will no longer be part of the annual equity grant mix for the CEO and other NEOs. Starting in 2008, the CEO and other NEOs will be eligible to receive stock options and performance units, which will be targeted to represent approximately 60% and 40%, respectively, of their long-term incentive opportunity.

The CEO makes compensation recommendations, including salary adjustments and incentive awards to the Compensation Committee, for the NEOs and other executive officers based on the CEO’s annual review of each officer’s performance. These recommendations are presented to the Compensation Committee for review and approval. The Compensation Committee may exercise its discretion in modifying recommended salary adjustments or incentive awards.

The CEO and the Senior Vice President and Chief Human Resources Officer, and in some cases the CFO, participate during portions of Compensation Committee meetings to:

•	review and recommend performance objectives and goals for the annual bonus and long-term incentive plans

•	review performance against goals for the annual bonus and long-term incentive plans

•	review changes to the executive compensation program

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Board believes that hiring and retaining effective leaders and providing appropriate incentives for executives are essential to the Company’s success in the marketplace and to creating an attractive investment for stockholders. The Compensation Committee of the Board has responsibility for establishing and implementing the Company’s executive compensation program.

The Compensation Committee has established a compensation strategy and supporting plans that tie a significant portion of executive compensation to the Company’s success in meeting specified performance goals and to the appreciation in the Company’s stock price. The objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the Company’s near-, mid- and long-term goals, to link the interests of executives and stockholders through equity-based plans and to provide a compensation program that recognizes individual contributions, as well as overall business results.

SETTING EXECUTIVE COMPENSATION

The Compensation Committee has established a total direct compensation positioning strategy for executive officers at the 65th percentile of companies similar in size, global scope and complexity with which the Company may compete for executive talent. “Total direct compensation” is base salary plus annual bonus (based on market reference) and annual long-term incentive opportunities (includes cash, stock options and restricted stock units). The Compensation Committee believes this positioning is appropriate given the Company’s business portfolio mix, product diversity and the global nature of the Company’s operations, which require its executives to have a wide range of business leadership experiences and skills. Although a majority of the Company’s executives are promoted from within, when executive talent is hired externally, the Company typically recruits from larger global companies. Although the Compensation Committee targets total direct compensation at the 65th percentile on an aggregate basis, some executives may be paid above the 65th percentile, while others may be paid below the 65th percentile for a variety of reasons, including tenure in the position, experience and individual performance.

COMPENSATION BENCHMARKING AND PEER GROUPS

The Company uses different peer groups for benchmarking comparisons, as follows:

•	Executive officer compensation: broad cross section of large U.S.-based companies to reflect similarly broad talent market, as provided in executive compensation surveys, adjusted for revenue size. Each year, the Company reviews surveys prepared by independent third parties to understand the compensation practices of publicly-traded companies and to assess the Company’s competitiveness. In 2007, primary survey sources were Hewitt Associates and Towers Perrin executive compensation surveys.

•	LTIP award determination: the Company’s relative total shareholder return compared to other companies in the S&P 500 index.

•	RSUs performance vesting determination: relative annual return on total capital (“ROTC”) compared to a market basket of peer companies (set forth below) consisting of 50 publicly-traded U.S. companies selected on the basis of market diversity, international focus and investment, market volatility, and product line mix.

The Company’s market basket of peer group companies is comprised of Air Products & Chemicals Inc., ArvinMeritor Inc., Baker-Hughes, Inc., Ball Corporation, Bemis Company, Inc., Black & Decker Corporation, Cabot Corporation, Crane Company, Crown Holdings, Inc., Cummins Inc., Dana Corporation, Danaher Corporation, Dover Corporation, Eaton Corporation, Ecolab Inc., Ferro Corporation, FMC Corporation, H. B. Fuller Company, Goodrich Company, W. R. Grace & Company, Harley-Davidson, Inc., Harris Corporation, Harsco Corporation, Hercules Inc., Illinois Tool Works Inc., Ingersoll-Rand Company, MASCO Corporation, MeadWestvaco Corporation, NACCO Industries, Newell Rubbermaid Inc., Olin Corporation, PACCAR Inc., Parker-Hannifin Corporation, Pentair Inc., Pitney Bowes Inc., PolyOne Corporation, Potlatch Corporation, P.P.G. Industries Inc., Sequa Corporation, The Sherwin-Williams Company, Smurfit-Stone Container Corporation, Snap-On Inc., Sonoco Products Company, The Stanley Works, Tecumseh Products Company, Temple-Inland Inc., Thermo Fisher Scientific, Inc., Thomas & Betts Corporation, Timken Company and Trinity Industries.

During 2007, Bowater Inc. was acquired by Abitibi-Consolidated. Bowater is no longer a public company and therefore it was deleted from the peer group. In 2007, Trinity Industries was added to the peer group.

KEY COMPONENTS OF COMPENSATION PROGRAM

The key components of the Company’s executive compensation program are:

•	base salary

•	performance-based compensation

•	benefits

•	perquisites

For the Company’s executive officers, the largest component of total direct compensation opportunity is performance-based. To motivate the Company’s executives, the Compensation Committee allocates compensation between cash and equity compensation based on its assessment of the effectiveness of the Company’s compensation program and the competitive practices of other public companies. Further, the Compensation Committee considers the Company’s business portfolio to provide appropriate linkage of incentives to the Company’s objectives. Accordingly, the Company’s compensation program includes annual, mid- and long-term incentive awards.

For fiscal year 2007, approximately 50% of Mr. Scarborough’s and approximately 35% of the other NEOs’ total direct compensation earned consisted of performance-based compensation from the annual bonus plan. No equity grants were made to the CEO or other NEOs in 2007. Historically, the annual equity grant has been made in December. However, in December 2006, the Compensation Committee decided to change the timing of future annual equity awards to February, in order to improve transparency for overall earned compensation and to link pay elements more directly to performance. In February 2008, the Compensation Committee approved the 2007 annual bonus payments, and 2008 annual bonus and certain long-term incentive equity awards.

Base Salary

Base salary provides executives with a base level of monthly income and compensates them for services rendered during the fiscal year reflecting:

•	the responsibilities of the position

•	the experience and performance of the individual

•	the Company’s or business group’s financial results

•	other objectives, including leadership development, environmental health and safety, Company values and operating principles, and employee relations

•	internal equity

•	the competition for executive talent

•	the projected annual base salary increases for executives based on salary surveys

The Compensation Committee uses data from compensation surveys to assist in establishing base salaries. In determining Mr. Scarborough’s base salary as President and CEO, the Compensation Committee considered the salary levels of chief executive officers from various compensation surveys. In May 2007, Mr. Scarborough’s salary of $858,000 was increased 10% to $945,000 to adjust his salary positioning closer to the median of the executive compensation surveys referred to above. For the other NEOs, 2007 salary increases ranged from 3% to 4%. For 2008, the CEO and the other NEOs will not receive an annual salary increase.

Performance-Based Compensation

The Company structures its performance-based compensation program to reward NEOs based on the Company’s performance, as well as the individual executive’s contributions. NEOs are awarded incentive compensation in the event certain Company, business group and individual performance measures are achieved.

Performance-based compensation consists of the following:

•	Annual Bonus Plan

•	Long-Term Incentives

Annual Bonus Plan

The annual bonus plan compensates NEOs based on the achievement of annual performance goals and enhances the NEOs’ motivation to achieve above target results.

In 2007, Messrs. Scarborough, O’Bryant, van Schoonenberg and Malchione were eligible for an annual cash bonus under the Company’s Senior Executive Leadership Compensation Plan (“SELCP”), which was approved by stockholders in April 2004 and is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code (“Code”). Under the SELCP, a participant’s target award opportunity is 150% of base salary at the end of the fiscal year and the maximum award is 225% of base salary. For 2007, payments under the SELCP were based on corporate performance objectives: 25% sales, 50% earnings per share (“EPS”) and 25% ROTC. The Compensation Committee has the discretion to decrease but not increase awards calculated under the SELCP. As part of this process, the Compensation Committee also uses a market reference bonus opportunity consistent with the Company’s total direct compensation positioning strategy (100% of base salary for Mr. Scarborough, 60% for Messrs. van Schoonenberg and O’Bryant, and 55% for Mr. Malchione, based on their salaries at the end of the fiscal year).

In 2007, the Company’s other NEO was eligible for an annual cash bonus under the Company’s Executive Leadership Compensation Plan (“ELCP”). In 2007, Mr. Simcic’s annual bonus was based 50% on the corporate performance objectives and 50% on his business group performance objectives, which included sales (25%), net income (50%), and economic value added (25%) for his business group. Under both the SELCP and ELCP (collectively referred to as “Bonus Plans”), Company performance objectives are established by the Compensation Committee within the first 90 days of each year at threshold, target and maximum payout levels. Under the ELCP, the target award opportunity for Mr. Simcic is 55% of base salary at the end of the fiscal year, and the maximum award is 121% of base salary. The Compensation Committee has the discretion to increase or decrease awards for ELCP participants.

The following formula is used for calculating the annual bonus award (using a market reference bonus opportunity):

Salary at year end × Bonus Opportunity% × Financial Modifier × Individual Modifier = Bonus Award

Financial Modifier:  The amounts payable under the Company’s Bonus Plans are based on the performance of either the Company and/or business group for which the executive officers have responsibility. The performance is converted into a financial modifier based on the performance achieved and weighting of the selected performance goals. So that executive officers receive bonus awards that are based on Company performance, and to give management incentive to take necessary actions to provide for long-term value creation, the Compensation Committee may modify performance-based bonus awards based on adjustment factors that the Compensation Committee establishes within the first 90 days of the fiscal year. In July 2007, following the Paxar acquisition, the Compensation Committee modified the goals used for the market reference bonus opportunity calculation.

For 2007, the Company achieved an 88% financial modifier based on the Company’s financial results for sales (25%), EPS (50%) and ROTC (25%), under the modified goals. See the table and narrative below for the Company’s results against these goals, which were applied to the market reference bonus opportunities.

Annual Bonus
2007 Performance Objectives and Goals(1)

	Sales (in millions)	EPS	ROTC

Threshold (50% payout)	$5,895	$3.59	11.9%
Target (100% payout)	$6,318	$3.99	13.1%
Maximum (200% payout)	$6,376	$4.17	13.5%

(1)	Payouts for performance between the levels listed above will be interpolated.

To determine the financial modifier for the 2007 annual bonus awards (using the market reference bonus opportunities), the Compensation Committee approved the following adjustments to reported 2007 results:

2007 Annual Bonus
Financial Modifier

	Sales				Financial
	Growth(1)	EPS		ROTC	Modifier

Target (100%)	11.7%	$3.99		13.1%
As Reported	8.6%	$3.07		10.6%	26%
Adjustment Factors:
Restructuring & Asset Impairment	—	$0.32	(2)	0.8%
Acquisition Integration & Asset Impairment	—	$0.50	(2)	1.3%
Other	—	$0.04		0.2%

Adjusted Result	8.6%	$3.93		12.9%	88%

(1)	Excluding the impact of currency translation.

(2)	Of the $0.82, $0.61 is related to the Paxar acquisition.

Individual Modifier:  NEOs have individual performance objectives that are designed to improve the Company’s performance. Individual objectives may include leadership development, environmental health and safety, Company values and operating principles and employee relations. Achievement of individual objectives is evaluated and translated into an individual modifier, which can range from 0% to 110%, based on individual performance. For 2007, all NEOs received an individual modifier of 100%, based upon the annual review of performance objectives established at the beginning of the year.

In 2008, awards made under the Bonus Plans will be based on one-third sales growth and two-thirds profitability, as well as the NEO’s individual modifier. The profitability measure will be EPS for the Corporate participants, and a combination of EPS and net income for the business group participants. The table below shows the 2008 bonus awards for NEOs at threshold, target and maximum, using the SELCP market reference bonus opportunities and expected year end salaries.

2008 Bonus Awards(1)

	Threshold	Target	Maximum

Dean A. Scarborough	$472,500	$1,417,500	$2,126,250
Daniel R. O’Bryant	$279,900	$839,700	$1,259,550
Robert G. van Schoonenberg	$290,950	$872,850	$1,309,275
Robert M. Malchione	$239,550	$718,650	$1,077,975

(1)	Awards under the SELCP. Actual payments will be paid based on performance.

Long-Term Incentives

For 2007, the Company’s long-term incentives consisted of the following:

•	LTIP — cash awards

•	The Employee Stock Option and Incentive Plan (“Stock Plan”)

—	equity awards (stock options and RSUs)

Starting in 2008, equity awards (stock options and performance units) will be made to the NEOs, subject to stockholder approval of the amended and restated Stock Option and Incentive Plan (see Item 3 on page 44). With these equity awards, the NEOs’ compensation will be linked to an even greater extent to the Company’s stock price thus increasing the alignment with stockholder interests to create sustainable long-term value through stock price appreciation.

Starting in 2008, the Compensation Committee is targeting the following ratios for NEOs’ long-term incentives:

•	60% stock options

•	40% performance units

LTIP:  The objective of the current LTIP 2006-2008 cycle is to focus executive attention on mid-term growth and profitability objectives of the Company and to reward participants on specific three-year goals. Under the LTIP, Company officers are eligible to earn cash incentive awards based on the financial and relative shareholder performance of the Company, and in some cases its business groups, over a three-year performance period. The LTIP target opportunities are 100% of base salary at the end of the cycle for Mr. Scarborough and 80% for the other NEOs. The maximum LTIP award is 200% of target opportunities. The Company is in the last performance year of this cash incentive plan.

Stock Plan:  Stock Plan provides for equity awards, including non-qualified stock options, stock appreciation rights, restricted stock, RSUs and dividend equivalents. This long-term incentive program is designed to:

•	enhance the link between the creation of stockholder value and long-term incentive compensation

•	provide an opportunity for increased equity ownership

•	maintain competitive levels of total direct compensation

An amended and restated Stock Plan is being resubmitted to the stockholders for approval this year (see Item 3 on page 44).

Under the Stock Plan, all stock options are issued at fair market value (the average of the high and the low prices on the NYSE) on the date of the grant. Annual stock options are granted on the date of the Compensation Committee meeting at which awards are made. Annual stock option awards vest at a rate of 25% per year over the first four years of a ten-year option term. During 2007, no annual equity awards (stock options or RSUs) were made to the NEOs.

To align the NEOs with the interests of stockholders, the Compensation Committee believes that the NEOs should acquire and maintain equity interest in the Company. To achieve this objective, the Company has a stock ownership policy for NEOs to acquire and hold certain levels of stock ownership during his or her tenure with the Company.

Targeted Levels of Stock Ownership(1) (to be achieved within five years of assuming the position):

•	CEO — 4 times base salary

•	Other NEOs — 2 times base salary

(1)	Defined as number of shares with a market value at year end equivalent to the multiple of salary.

Under the Stock Plan and the Charter of the Compensation Committee, the Compensation Committee has the authority to make equity awards to executive officers and other employees of the Company. The Compensation Committee reviews and approves the total annual pool of stock options and RSUs, as well as annual and special equity awards to executive officers, including the size of the awards and related terms and conditions. The Compensation Committee has delegated the authority to the CEO to make equity awards for annual and special equity grants of stock options and RSUs to employees, other than executive officers. Following approval by the Compensation Committee or the CEO, as appropriate, special equity awards (other than those granted at the time of the annual grant) are granted and dated on the first day of the next third, sixth, ninth, or twelfth calendar month (if the NYSE is closed on that date, then on the first day thereafter that the NYSE is open). Special equity grants (including those for new hires, promotions, retention, and special recognition) may have different vesting schedules depending on the purpose of the grant.

Benefits

The Company provides a benefit program for all eligible employees in the United States, including NEOs, to provide them with retirement, savings, health and welfare, and disability coverage.

Defined Benefit Retirement Plans

The Company provides retirement benefits for all eligible employees, including NEOs, under the Retirement Plan for Employees of Avery Dennison Corporation (“Avery Retirement Plan”) and/or the Dennison Retirement Plan (“Dennison Retirement Plan”), collectively the “Qualified Retirement Plans.” The Company also provides the Benefit Restoration Plan (“BRP”) for eligible employees as described below.

Benefits under the Qualified Retirement Plans are based on pensionable earnings, length of service, when benefits commence and how they are paid, and are currently calculated separately for each year of service. Employees vest in the Qualified Retirement Plans after five years of service.

Employees who participated in the Avery Retirement Plan at any time from December 1, 1986 through November 30, 1997, may also have a benefit under the Stock Holding and Retirement Enhancement Plan of Avery Dennison Corporation (“SHARE Plan”). In order to receive a maximized benefit under the Avery Retirement Plan, these employees have the option to transfer their SHARE Plan balance to the Avery Retirement Plan, which will be converted into an annual annuity and combined with the monthly benefit from the Avery Retirement Plan. If they choose not to transfer their SHARE Plan balance, they will receive a lump-sum payment from the SHARE Plan and a lesser benefit from the Avery Retirement Plan.

Amounts payable under the Qualified Retirement Plans may be reduced in accordance with certain provisions, which, as applied to plan years beginning on or after December 1, 1994, currently limit the annual amount of compensation used to determine annual benefit accruals under the Qualified Retirement Plans to the first $225,000 of covered compensation as of December 31, 2007. In December 1994, the Company established the BRP to provide for the payment of supplemental retirement benefits to eligible employees, including the NEOs, whose benefits under the Qualified Retirement Plans are limited under the foregoing Code provisions. The BRP is a non-

qualified excess benefit plan. Benefits are payable under the BRP in amounts equal to the amount by which a participant’s benefits, otherwise payable under the Qualified Retirement Plans, are reduced under applicable provisions of the Code.

All NEOs currently have a benefit in at least one of the plans discussed above. Mr. Simcic began employment with the Company as a French citizen and participated in certain French pension plans for a period of time before he was added as a participant in the U.S. plans. Additional information related to Mr. Simcic’s French retirement benefit is discussed in the Pension Benefit table following the CD&A.

Defined Contribution Retirement Plan

The Employee Savings Plan (“401(k) Plan”) is a tax-qualified retirement savings plan that permits employees to defer up to 25% of their annual salary and bonus or, if lower, the limit prescribed by the Internal Revenue Service to the 401(k) Plan on a before-tax basis. The employees’ elective deferrals are immediately vested upon contribution to the 401(k) Plan. The Company currently makes matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar a participant contributes up to a maximum of 6% of the participant’s annual salary and bonus contributed, subject to certain other Code limits. After three years of service, participants vest in the amounts contributed by the Company. Employees of the Company are immediately eligible to participate in the 401(k) Plan.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (“SERP”) is designed to provide participants with additional incentives to further the Company’s growth and development, and as an inducement to remain with the Company. Participants designated by the Compensation Committee are offered benefits under this plan to supplement other retirement benefits. The Company believes that it is in the stockholders’ best interest to retain key executives in critical roles in order to provide continuity of leadership and to focus them on the Company’s long-term success. The Compensation Committee has designated Messrs. Scarborough, van Schoonenberg and O’Bryant as participants in this plan. Benefits will commence upon retirement at a benefit level that, when added to the benefits to which they will be entitled from the Qualified Retirement Plans, the BRP, the SHARE Plan at the time of retirement (assuming retirement at age 65), Company contributions (plus interest) to the 401(k) Plan and the deferred compensation plans, and Social Security payment, will equal 62.5% for Mr. Scarborough, 57.5% for Mr. van Schoonenberg and 52.5% for Mr. O’Bryant of their respective final average compensation (annual average of their salary for the three highest twelve month periods out of their last sixty months of employment with the Company plus the average of their three highest earned annual bonuses during their last sixty months of employment with the Company). Survivor and disability benefits are also payable under the SERP under certain circumstances.

Deferred Compensation

NEOs are eligible to defer up to 50% of their base salary and 50% of cash bonuses to the 2005 Executive Variable Deferred Retirement Plan (“EVDRP”), which is a non-qualified plan. Deferrals are 100% vested. This plan provides NEOs and other employees with a long-term capital accumulation opportunity. The EVDRP provides a number of investment opportunities, including fixed income and mutual fund alternatives. The EVDRP is designed to comply with section 409A of the Code. Certain NEOs also participated in prior deferred compensation plans that are no longer available for new deferrals.

The Company makes an annual contribution to each NEO’s deferred compensation account equal to 3% of cash compensation (salary and annual bonus) in excess of the 401(k) Plan limit. This contribution is added to their deferred compensation account at the end of each plan year as long as the NEO has contributed at least 6% into the 401(k) Plan during the same plan year and is employed by the Company at year end. This benefit is designed to supplement pre-tax 401(k) contributions that are limited for certain executives (by the Code). Starting with the 2007 plan year, the Company provides all employees eligible for the deferred compensation program a Company match up to the Code and Company 401(k) Plan limits.

Retiree Medical

Retirees, including NEOs, may be eligible for medical coverage until they are eligible for Medicare provided they meet the following criteria: elect to retire immediately following separation from the Company; receive a pension benefit from the Avery Retirement Plan and/or the Associate Retirement Plan for Employees of Avery Dennison Corporation (a component of the Dennison Retirement Plan); and are age 55 or older with 15 or more years of service. For employees who are at least age 60 and have 20 years of service, cost for this coverage is shared by the Company and the retiree.

Medical Insurance

All NEOs contribute to, and participate in, medical plans available to employees. In addition, the Company provides each NEO, the NEO’s spouse and dependent children, with supplemental medical coverage, which reimburses the NEOs for medical costs not covered under the basic medical plan. Mr. Scarborough has reimbursement coverage up to $30,000 per year for himself and for each covered family member, and the other NEOs have coverage up to $20,000 per year for themselves and for each covered family member.

Dental Insurance

All NEOs contribute to, and participate in, dental plans available to employees. In addition, the Company provides each NEO, the NEO’s spouse and dependent children, supplemental dental coverage, which reimburses the NEOs for dental costs not covered under the basic dental plan. Mr. Scarborough has reimbursement coverage up to $2,000 per year for himself and for each covered family member, and the other NEOs have coverage up to $1,500 per year for themselves and for each covered family member. This benefit includes orthodontia coverage ($4,000 lifetime maximum) for dependents up to age 19.

Life Insurance

The Company provides $50,000 in life insurance for all employees, including NEOs. In addition, the Company provides each NEO supplemental life insurance equal to three times his/her base salary less $50,000 (which is covered under the Company’s basic plan) up to a maximum coverage of $700,000.

Employment Agreements

On August 1, 1997, the Company entered into an agreement with Mr. Scarborough, which was amended on May 1, 2005, to reflect his promotion to President and CEO, providing that, if his employment is terminated for any reason other than for cause, death, disability, or voluntary resignation without good reason (as such terms are defined in the agreement), he (i) would receive a payment equivalent to a pro-rated annual bonus for the year of termination; (ii) would receive salary and bonus (based on his highest combined annual base salary plus bonus in any of the three previous years) for one year before a change of control and three years after a change of control (“severance period”); (iii) would receive additional retirement and supplemental retirement benefits that would have accrued during the severance period; (iv) would continue to participate in benefit plans (including medical, dental, and life insurance) during the severance period (but reduced to the extent such benefits are provided by another employer); (v) would receive additional age and service credit under a deferred compensation plan following termination during the severance period (or the minimum age and service credit required for early retirement benefits and the retirement interest rate); and (vi) if such termination occurs after a change of control, the Company would pay for outplacement services not to exceed $50,000. Benefits and amounts to which Mr. Scarborough would be entitled under the agreement would be reduced to the extent of any benefits and earned income from any new employment or services performed during the severance period. Mr. Scarborough would receive a gross-up payment for any excise taxes that are imposed under Section 4999 of the Code.

On September 1, 2000, the Company entered into an agreement with Mr. Malchione; on January 2, 2001, the Company entered into an agreement with Mr. O’Bryant; and on January 1, 2002, the Company entered into an agreement with Mr. Simcic. These agreements are substantially the same as Mr. Scarborough’s, including the change of control provisions described above.

On March 16, 1996, the Company entered into an agreement with Mr. van Schoonenberg providing that, if his employment with the Company is terminated for any reason other than for death, disability, cause, or voluntary resignation without good reason (as such terms are defined in the agreement), he would receive a payment equivalent to two years salary and bonus, continue to participate in benefit and incentive plans for a two-year period, his unvested options will be vested; in the event of such termination within two years of a change of control, he will receive a payment equal to three times salary and bonus, payment for LTIP and reimbursement for any excise taxes.

On March 31, 2005, the Company entered into a retention agreement with Mr. O’Bryant under which he will remain employed by the Company in his present position and the Company (i) contributed $1 million on April 1, 2005 to Mr. O’Bryant’s deferred compensation account, which contribution (and any earnings thereon) will vest at age 55; (ii) granted to him 30,000 shares of restricted stock, which will vest in two equal installments on April 1, 2009 and August 14, 2012; and (iii) during the period 2005-2011, agreed to grant to him incremental options each year equal to $180,000 divided by the Black-Scholes value of the Company’s stock used at the time of the annual stock option grant, with such options to vest under the same terms as other annual options granted to Mr. O’Bryant. These benefits vest upon death or disability, involuntary (not for cause) termination, good reason termination, or a change of control.

Perquisites

The Company provides NEOs with perquisites to attract and retain executives. The Compensation Committee periodically reviews the perquisites provided to NEOs.

Annual Physical

Each NEO is required to have an annual physical provided at the Company’s cost. The results are confidential between the physician and the NEO.

Car Program

The Company is transitioning its car program for executives, including NEOs, from a lease program to a monthly allowance program, as the leases expire. Under the lease program, the Company pays a pre-established lease payment amount, as well as insurance and maintenance costs. Under the allowance program, the Company provides each NEO with a monthly allowance. The executive is responsible for leasing or purchasing his or her own vehicle, as well as for paying insurance and maintenance costs. The monthly allowances for NEOs range from $1,550 to $2,500. All NEOs were on the allowance program by the end of 2007.

Airline Clubs

Each NEO may participate in two airline clubs to use when traveling. The Company reimburses the NEOs for the cost.

Other Clubs

Each NEO is entitled to enroll in one health club and the Company pays for the monthly dues. In addition, certain NEOs are entitled to reimbursement of monthly dues for business and country club memberships.

Financial Counseling

The Company provides the NEOs an annual reimbursement amount for financial counseling that ranges from $15,000 to $25,000.

Home Computer

The Company provides each NEO with a home computer and related equipment.

TAX AND ACCOUNTING IMPLICATIONS

Deductibility of Executive Compensation

With its performance-based compensation programs, the Company aims to compensate the NEOs in a manner that is tax effective for the Company.

Under the 1993 Omnibus Budget Reconciliation Act (“OBRA”) and Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation for certain executive officers exceeds $1 million in any one year, except for compensation payments that qualify as “performance-based.” To qualify as “performance-based,” compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by the Compensation Committee. In addition, the material terms of the plan must be disclosed to and approved by the stockholders and the Compensation Committee must certify that the performance goals were achieved before payments can be made. The Compensation Committee has designed certain of the Company’s compensation programs to conform with Section 162(m) of the Code and related regulations so that total compensation paid to any employee covered by Section 162(m) generally should not exceed $1 million in any one year, except for compensation payments that qualify as “performance-based.” However, the Company may pay compensation that is not deductible in certain circumstances.

Non-Qualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was adopted, which changed the tax rules applicable to non-qualified deferred compensation arrangements. The Company believes it is operating in good faith compliance with the statutory provisions that were effective January 1, 2005.

Accounting for Stock-Based Compensation

Beginning January 1, 2006, the Company began accounting for stock-based compensation awards under the provisions of SFAS No. 123(R).

COMPENSATION AND EXECUTIVE PERSONNEL COMMITTEE REPORT

The Compensation and Executive Personnel Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included or incorporated by reference in the Company’s annual report on Form 10-K and this Proxy Statement.

David E.I. Pyott, Chairman Peter K. Barker Richard M. Ferry Julia A. Stewart

The above Report of the Compensation and Executive Personnel Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Executive Compensation

The following table and accompanying notes show, for the President and CEO, the CFO and the other three most highly compensated executive officers of the Company for 2007, the compensation earned by the NEOs or the compensation expense recognized by the Company during 2007.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
						Non-Equity	Value and
				Stock	Option	Incentive Plan	NQDC	All Other
Name and Principal Position	Year	Salary(2)	Bonus(3)	Awards(4)	Awards(5)	Compensation(6)	Earnings(7)	Compensation(8)	Total

Dean A. Scarborough	2007	$916,000	—	$265,819	$1,154,241	$831,600	$479,908	$119,929	$3,767,497
President and Chief	2006	$847,000	—	$131,171	$1,036,809	$2,147,723	$1,015,864	$97,587	$5,276,154
Executive Officer
Daniel R. O’Bryant	2007	$552,600	—	$414,751	$518,834	$295,600	$26,499	$132,420	$1,940,704
Executive Vice President,	2006	$531,789	—	$367,396	$487,724	$944,966	$335,021	$122,149	$2,789,045
Finance and Chief Financial Officer
Robert G. van
Schoonenberg	2007	$575,333	—	$267,248	$193,730	$307,300	$321,985	$87,334	$1,752,930
Executive Vice President,	2006	$555,533	—	$325,636	$1,433,542	$987,112	$692,620	$75,499	$4,069,942
Chief Legal Officer and Secretary
Christian A. Simcic(1)	2007	$513,833	—	$91,241	$395,413	$200,100	$92,693	$50,934	$1,344,214
Group Vice President,	2006	$496,433	—	$50,412	$424,795	$831,048	$85,309	$50,447	$1,938,444
Roll Materials
Robert M. Malchione	2007	$474,433	—	$73,299	$356,499	$231,900	$43,677	$76,068	$1,255,876
Senior Vice President,	2006	$460,567	—	$40,631	$408,941	$756,255	$85,123	$53,366	$1,804,883
Corporate Strategy and Technology

(1)	Mr. Simcic stepped down from his position as Group Vice President, Roll Materials, at the end of 2007.

(2)	Amounts shown include amounts earned, but deferred at the election of these officers under the Employee Savings Plan, a qualified defined contribution plan under the 401(k) Plan of the Code.

(3)	Amounts earned under the Bonus Plans, which in previous years were reported in the Bonus column, are now reported in the Non-Equity Incentive Plan Compensation column.

(4)	Amounts shown do not reflect compensation actually received by the NEOs. The Company did not grant stock awards to NEOs in 2007. Instead, the amounts shown are the compensation expense, without reduction for forfeitures, recognized by the Company as an expense in the 2007 Consolidated Statement of Income for restricted stock and RSU awards granted to NEOs in prior years, calculated in accordance with SFAS No. 123(R), and thus include amounts for awards granted in 2005 and 2006. This means that these numbers will be difficult to compare with information in proxy statements prior to 2007. It is also difficult to make comparisons between the NEOs, because of (i) retirement eligibility (Mr. van Schoonenberg is eligible for retirement and meets certain vesting criteria), and (ii) a prior year grant of restricted stock to Mr. O’Bryant (described in his retention agreement referred to in the CD&A) also influence accounting expense calculations under SFAS No. 123(R). During 2007, the NEOs did not realize any value based on vesting of stock awards; see the Value Realized on Vesting column in the Option Exercises and Stock Vested for 2007 table.

The related expense for restricted stock is amortized over a 7-year and 5-month period for Mr. O’Bryant. RSUs are amortized over a 36-month period (except for a 7,884 RSU grant to Mr. van Schoonenberg, which is amortized over a 24-month period).

(5)	Amounts shown do not reflect compensation actually received by the NEOs. No stock options were granted to the NEOs in 2007. Instead, the amounts shown are the compensation expense, without reduction for forfeitures, recognized by the Company as an expense in the 2007 Consolidated Statement of Income for stock option awards granted to NEOs in prior years, calculated in accordance with SFAS No. 123(R), and thus include compensation expense from awards granted in 2004, 2005 and 2006. This means that these numbers will be difficult to compare with information in proxy statements prior to 2007. It is also difficult to make comparisons between the NEOs because retirement eligibility also influences compensation expense calculations (Mr. van Schoonenberg is eligible for retirement and meets certain vesting criteria). For the values actually received by the NEOs during 2007, see the Value Realized on Exercise column in the Option Exercises and Stock Vested for 2007 table.

Stock option expense is the estimated fair value of options granted, amortized on a straight-line basis over the requisite service period. The fair value of stock option awards is estimated as of the date of grant using the Black-Scholes option-pricing model. This model requires input assumptions for expected dividend yield, expected volatility, risk-free interest rate and the expected life of the options. The underlying assumptions used were as follows:

	2007	2006	2005	2004	2003

Risk-free interest rate	4.68%	4.74%	4.11%	3.86%	3.86%
Expected stock price volatility	24.75%	22.51%	20.55%	19.81%	21.41%
Expected dividend yield	2.53%	2.58%	2.67%	3.01%	2.59%
Expected option term	5.8 years	5.8 years	7 years	7 years	7 years

In connection with Mr. Scarborough’s promotion to CEO on May 2, 2005, he received a special stock option award for which the following assumptions were used: risk-free interest rate of 3.94%, expected stock price volatility of 21.00%, expected dividend yield of 2.48%, and expected option term of 7 years.

(6)	Amounts include the annual bonuses earned under the Company’s Bonus Plans in 2007.

The following table provides the amounts earned as the 2007 Annual Bonus:

Name	Annual Bonus
Dean A. Scarborough	$831,600
Daniel R. O’Bryant	$295,600
Robert G. van Schoonenberg	$307,300
Christian A. Simcic	$200,100
Robert M. Malchione	$231,900

(7)	Reflects the increase during 2007 in the actuarial present value of each NEO’s accumulated benefits under the Qualified Retirement Plans, French Pension Plans (as applicable) and SERP (as applicable), and, with respect to Mr. Scarborough and Mr. van Schoonenberg, above-market earnings earned in 2007 based on their participation in legacy deferred compensation plans* (which were frozen prior to 2007 and are no longer open for additional Company or executive contributions) of $1,131 and $181,996, respectively. These amounts are also reported in the Aggregate Earnings in Last Fiscal Year column of the Non-Qualified Deferred Compensation table below. Above-market earnings mean a crediting interest rate in excess of 120% of the applicable federal rate (“AFR”). For 2007, the AFR was 6.04%, and the crediting rates were 12.21% for the Executive Deferred Compensation Plan (“EDCP”) and 6.10% for both the Executive Variable Deferred Compensation Plan (“EVDCP”) and the Executive Deferred Retirement Plan (“EDRP”).

*	Legacy plans: EDCP, EVDCP and EDRP. Mr. Scarborough participated in the EDRP, and Mr. van Schoonenberg participated in all three plans.

(8)	The following table describes the components of items for the All Other Compensation column in the Summary Compensation Table.

All Other Compensation for 2007
	Perquisites				Benefits
					Company
					Match	Company			Executive		Dividends
					Employee	Match	Excess		Long		on
	Financial		Airline	Other	Savings	Deferred	Life	Medical/	Term	Executive	Restricted
Name	Planning	Automobile	Clubs	Club(1)	Plan	Comp	Insurance	Dental	Disability	Physical	Stock(2)	Total

Dean A. Scarborough	—	$35,578	$675	$7,380	$5,636	$58,028	$1,932	$10,285	—	$415	—	$119,929

Daniel R. O’Bryant	$10,000	$24,000	$350	$75	$6,175	$25,681	—	$12,711	$1,080	$1,265	$51,084	$132,421

Robert G. van Schoonenberg	$18,000	$13,037	$700	$2,166	$5,922	$27,116	—	$17,843	$1,080	$1,470	—	$87,334

Christian A. Simcic	$9,000	$5,625	$300	$825	$5,994	$19,801	$1,932	$7,457	—	—	—	$50,934

Robert M. Malchione	$9,000	$18,428	$650	$900	$6,618	$20,269	—	$18,093	$1,080	$1,030	—	$76,068

(1)	Amounts include fitness, business and country club dues.

(2)	During 2007, Mr. O’Bryant received dividends on his unvested restricted stock in the form of additional restricted stock. On each dividend payment date, additional shares of restricted stock were credited to Mr. O’Bryant’s account. The number of shares of restricted stock to be credited is determined by dividing the dividend that would have been paid on the shares represented by the restricted stock in his account by the closing price of the Company’s common stock on the NYSE on the dividend payment dates. During 2007, 864 shares of restricted stock were credited to his account as a result of these dividends.

GRANTS OF PLAN-BASED AWARDS FOR 2007

The following table provides information regarding grants of cash incentive awards made to the NEOs in 2007.

									All Other
								All Other	Option
								Stock	Awards:
								Awards:	Number	Exercise	Fair	Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts			Number	of	or Base	Market	Fair Value
		Non-Equity Incentive Plan			Under Equity Incentive			of Shares	Securities	Price of	Value on	of Stock
		Awards(1)			Plan Awards			of Stock	Underlying	Option	Date of	and Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Max.	or Units	Options	Awards	Grant	Awards

Dean A. Scarborough	02/21/07	$429,000	$858,000	$1,887,600	—	—	—	—	—	—	—	—

Daniel R. O’Bryant	02/21/07	$161,460	$322,920	$710,424	—	—	—	—	—	—	—	—

Robert G. van Schoonenberg	02/21/07	$168,660	$337,320	$742,104	—	—	—	—	—	—	—	—

Christian A. Simcic	02/21/07	$138,078	$276,155	$607,541	—	—	—	—	—	—	—	—

Robert M. Malchione	02/21/07	$127,903	$255,805	$562,771	—	—	—	—	—	—	—	—

(1)	These amounts represent the annual bonus opportunities (based on market reference) under the Bonus Plans for 2007, as described in the CD&A. Target bonuses (shown in the table above) were established by multiplying base salary at time of grant by the applicable percentage shown below. Actual amounts earned were determined and paid in March 2008, and are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

2007 Target Bonus
Name	(% of Annual Base Pay at Year End)

Dean A. Scarborough	100%

Daniel R. O’Bryant	60%

Robert G. van Schoonenberg	60%

Christian A. Simcic	55%

Robert M. Malchione	55%

Payout levels range from 50% of the target amounts for threshold performance and up to 220% of the target amounts for maximum performance. Actual payouts were determined by the Compensation Committee in February of 2008, and are disclosed in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2007

The following table provides summary information regarding the outstanding equity awards for the NEOs at December 31, 2007.

										Equity		Equity
										Incentive		Incentive
				Equity						Plan		Plan
				Incentive						Awards:		Awards:
				Plan			Number		Market	Number of		Market or
				Awards:			of		Value of	Unearned		Payout Value
	Number of	Number of		Number of			Shares or		Shares or	Shares,		of Unearned
	Securities	Securities		Securities			Units of		Units of	Units or		Shares, Units
	Underlying	Underlying		Underlying			Stock		Stock Held	Other		or Other
	Unexercised	Unexercised		Unexercised	Option	Option	Held That		that Have	Rights That		Rights That
	Options —	Options —		Unearned	Exercise	Expiration	Have Not		Not Yet	Have Not		Have Not
Name	Exercisable	Unexercisable		Options	Price	Date	Vested		Vested	Yet Vested		Yet Vested

Dean A. Scarborough	26,000	—		—	$45.19	12/03/08	—		—	—		—
	30,000	—		—	$53.13	09/23/09	—		—	—		—
	16,600	—		—	$59.16	12/02/09	—		—	—		—
	20,000	—		—	$64.91	04/27/10	—		—	—		—
	20,000	—		—	$54.03	12/07/10	—		—	—		—
	20,000	—		—	$50.72	12/07/10	—		—	—		—
	65,000	—		—	$55.71	12/06/11	—		—	—		—
	55,000	—		—	$62.87	12/05/12	—		—	—		—
	55,000	—		—	$55.55	12/04/13	—		—	—		—
	—	90,000	(1)	—	$59.19	12/02/14	—		—	—		—
	25,000	25,000	(2)	—	$52.08	05/02/15	—		—	—		—
	50,000	50,000	(2)	—	$59.47	12/01/15	—		—	—		—
	25,000	75,000	(2)	—	$67.80	12/07/16	—		—	—		—
	—	—		—	—	—	—		—	6,317	(3)	$335,685
	—	—		—	—	—	—		—	6,625	(4)	$352,053

Total	407,600	240,000								12,942		$687,738

Daniel R. O’Bryant	2,189	—		—	$45.19	12/03/08	—		—	—		—
	4,300	—		—	$59.16	12/02/09	—		—	—		—
	1,000	—		—	$59.16	12/02/09	—		—	—		—
	6,500	—		—	$54.03	12/07/10	—		—	—		—
	20,000	—		—	$50.72	12/07/10	—		—	—		—
	6,500	—		—	$50.72	12/07/10	—		—	—		—
	30,000	—		—	$55.71	12/06/11	—		—	—		—
	25,000	—		—	$62.87	12/05/12	—		—	—		—
	33,250	—		—	$55.55	12/04/13	—		—	—		—
	—	51,400	(1)	—	$59.19	12/02/14	—		—	—		—
	24,432	24,430	(2)	—	$59.47	12/01/15	—		—	—		—
	12,239	36,716	(2)	—	$67.80	12/07/16	—		—	—		—
	—	—		—	—	—	32,296	(5)	$1,716,209	—		—
	—	—		—	—	—	—		—	3,217	(3)	$170,951
	—	—		—	—	—	—		—	2,330	(4)	$123,816

Total	165,410	112,546					32,296		$1,716,209	5,547		$294,767

										Equity		Equity
										Incentive		Incentive
				Equity						Plan		Plan
				Incentive						Awards:		Awards:
				Plan			Number		Market	Number of		Market or
				Awards:			of		Value of	Unearned		Payout Value
	Number of	Number of		Number of			Shares or		Shares or	Shares,		of Unearned
	Securities	Securities		Securities			Units of		Units of	Units or		Shares, Units
	Underlying	Underlying		Underlying			Stock		Stock Held	Other		or Other
	Unexercised	Unexercised		Unexercised	Option	Option	Held That		that Have	Rights That		Rights That
	Options —	Options —		Unearned	Exercise	Expiration	Have Not		Not Yet	Have Not		Have Not
Name	Exercisable	Unexercisable		Options	Price	Date	Vested		Vested	Yet Vested		Yet Vested

Robert G. van Schoonenberg	16,600	—		—	$59.16	12/02/09	—		—	—		—
	11,750	—		—	$54.03	12/07/10	—		—	—		—
	11,750	—		—	$50.72	12/07/10	—		—	—		—
	35,000	—		—	$55.71	12/06/11	—		—	—		—
	35,000	—		—	$62.87	12/05/12	—		—	—		—
	38,950	—		—	$55.55	12/04/13	—		—	—		—
	—	57,000	(1)	—	$59.19	12/02/14	—		—	—		—
	19,780	19,780	(2)	—	$59.47	12/01/15	—		—	—		—
	9,419	28,257	(2)	—	$67.80	12/07/16	—		—	—		—
	—	—		—	—	—	—		—	2,605	(3)	$138,430
	—	—		—	—	—	—		—	2,410	(4)	$128,067
	—	—		—	—	—	8,036	(6)	$427,033	—		—

Total	178,249	105,037					8,036		$427,033	5,015		$266,497

Christian A. Simcic	8,500	—		—	$59.16	12/02/09	—		—	—		—
	3,500	—		—	$59.16	12/02/09	—		—	—		—
	11,250	—		—	$54.03	12/07/10	—		—	—		—
	11,250	—		—	$50.72	12/07/10	—		—	—		—
	50,000	—		—	$55.71	12/06/11	—		—	—		—
	30,000	—		—	$62.87	12/05/12	—		—	—		—
	33,250	—		—	$55.55	12/04/13	—		—	—		—
	—	45,500	(1)	—	$59.19	12/02/14	—		—	—		—
	18,839	18,838	(2)	—	$59.47	12/01/15	—		—	—		—
	7,850	23,547	(2)	—	$67.80	12/07/16	—		—	—		—
	—	—		—	—	—	—		—	2,481	(3)	$131,840
	—	—		—	—	—	—		—	2,009	(4)	$106,758

Total	174,439	87,885								4,490		$238,598

Robert M. Malchione	14,577	—		—	$45.53	09/28/10	—		—	—		—
	9,150	—		—	$54.03	12/07/10	—		—	—		—
	9,150	—		—	$50.72	12/07/10	—		—	—		—
	35,000	—		—	$55.71	12/06/11	—		—	—		—
	25,000	25,000	(7)	—	$61.74	08/01/12	—		—	—		—
	25,000	—		—	$62.87	12/05/12	—		—	—		—
	33,250	—		—	$55.55	12/04/13	—		—	—		—
	—	48,000	(1)	—	$59.19	12/02/14	—		—	—		—
	15,189	15,188	(2)	—	$59.47	12/01/15	—		—	—		—
	6,280	18,837	(2)	—	$67.80	12/07/16	—		—	—		—
	—	—		—	—	—	—		—	2,000	(3)	$106,280
	—	—		—	—	—	—		—	1,607	(4)	$85,396

Total	172,596	107,025								3,607		$191,676

(1)	Cliff-vests nine-years and nine-months from grant date (September 2, 2014), but are eligible for vesting starting three years from the grant date if the Company meets certain performance requirements.

(2)	Vests in equal installments on the first four anniversaries of the grant date.

(3)	Vests after year three, four or five following the year of the award (2005), if the Company achieves a performance objective.

(4)	Vests after year three, four or five following the year of the award (2006), if the Company achieves a performance objective.

(5)	Vests in equal installments on April 1, 2009 and August 14, 2012.

(6)	Cliff-vests on December 7, 2008.

(7)	Vests in two equal installments on August 1, 2005 and August 1, 2008.

OPTION EXERCISES AND STOCK VESTED FOR 2007

The following table provides summary information regarding stock options that were exercised in 2007 and the value realized on exercise.

	Option Awards(1)		Stock Awards
	Number of Shares			Value
	Acquired on	Value Realized	Number of Shares	Realized
	Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Dean A. Scarborough	64,000	$1,522,788	—	—
Daniel R. O’Bryant	7,311	$148,876	—	—
Robert G. van Schoonenberg	43,643	$907,695	—	—
Christian A. Simcic	12,712	$242,130	—	—
Robert M. Malchione	35,423	$652,997	—	—

(1)	The value realized equals the market value of the stock on the exercise date minus the exercise price of the options exercised. Amounts represent the value realized by the NEO upon the exercise of stock options granted in prior years. Options had exercise prices equal to the fair market value of the Company’s stock on the date the options were granted. Thus, the amounts realized upon exercise of the stock options resulted directly from appreciation in the Company’s stock price during the NEOs’ service with the Company.

PENSION BENEFITS FOR 2007

The table below provides summary information regarding pension benefits for the NEOs under the listed pension plans.

		Number of	Present
		Years of	Value of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service	Benefit(1)	Fiscal Year

Dean A. Scarborough	Avery Retirement Plan	23.83	$433,264	—
	Benefit Restoration Plan	13.08	$1,231,096	—
	Supplemental Executive Retirement Plan	2.67	$2,753,914	—

	Total		$4,418,274

Daniel R. O’Bryant	Avery Retirement Plan	16.25	$262,150	—
	Benefit Restoration Plan	12.08	$466,316	—
	Supplemental Executive Retirement Plan	3.00	$1,016,684	—

	Total		$1,745,150

Robert G. van Schoonenberg	Avery Retirement Plan	25.17	$625,299	—
	Dennison Retirement Plan	25.17	$204,568	—
	Benefit Restoration Plan	13.08	$1,432,142	—
	Supplemental Executive Retirement Plan	3.00	$1,071,363	—

	Total		$3,333,372

Christian A. Simcic	Dennison Retirement Plan	4.08	$77,222	—
	Benefit Restoration Plan	4.08	$215,732	—
	French Pension Plans(2)	11.00	$136,459	—

	Total		$429,413

Robert M. Malchione	Avery Retirement Plan	6.50	$27,005	—
	Dennison Retirement Plan	6.50	$90,575	—
	Benefit Restoration Plan	6.50	$279,051	—

	Total		$396,631

(1)	The “Present Value of Accumulated Benefit” for each NEO for each plan is the lump-sum value of the pension benefit earned as of December 31, 2007. The NEO’s annual pension benefit is assumed to commence on the earliest retirement age for which there is an unreduced benefit, which is age 62 for the Avery Retirement Plan, the Dennison Retirement Plan and the BRP; age 60 for certain of the French Pension Plans; and age 65 for the SERP. The assumptions used to determine the lump-sum value are as follows:

•	Interest rate for present values: 6.55%

•	Mortality: RP-2000 Combined Healthy mortality tables for males and females (post-retirement only)

•	Pre-retirement decrements: None

•	The Code pay limit was $225,000 and the maximum benefit was $180,000 for the Avery Retirement Plan and Dennison Retirement Plan combined, as of December 31, 2007

(2)	Mr. Simcic’s credited service for French Pension Plans ranges from 5 to 11 years.

Qualified Retirement Plans

The Company provides qualified retirement benefits for employees who are eligible participants under the Qualified Retirement Plans. Benefits under each of the Qualified Retirement Plans are based on compensation and are calculated separately for each year of applicable service using the formula 1.25% times compensation up to the breakpoint (currently $51,348, which is the average of the Social Security wage bases for the preceding 35 years) plus 1.75% times compensation in excess of the breakpoint. The results of the calculation for each year of service are added together to determine the annual single life annuity benefit under the Qualified Retirement Plans for an employee at normal retirement (age 65). The benefit is not subject to reductions for Social Security payments.

The Avery Retirement Plan is a floor offset plan that coordinates the amount of retirement benefit payable to an eligible participant with the SHARE Plan. The total benefit payable to an eligible participant equals the greater of the value of the participant’s benefit from the Avery Retirement Plan or the value of the participant’s account in the SHARE Plan (“SHARE Account”). The Avery Retirement Plan generally pays benefits in the form of a lifetime annuity benefit, while the SHARE Plan generally pays benefits in the form of a lump-sum distribution. The amount paid from each plan depends on the election of each eligible participant. Upon termination of employment, each eligible participant may either elect to take a lump-sum distribution of his SHARE Account and have any remaining benefit paid from the Avery Retirement Plan, or to transfer a portion of his SHARE Account into the Avery Retirement Plan in order to receive a larger annuity benefit. The present value calculations shown above have been completed based on the assumption that each eligible NEO will elect to transfer his SHARE Account into the Avery Retirement Plan upon his retirement in order to receive his total benefit as a lifetime annuity under the Avery Retirement Plan.

Eligible participants may earn benefits under one or both Qualified Retirement Plans during their career with the Company. However, an employee may not earn benefits under both plans at the same time. Employees hired after May 1, 2001 are eligible to participate in the Dennison Retirement Plan after completing one year of service. Employees hired before this date began earning benefits under the Avery Retirement Plan upon completion of one year of service. Periodically, certain participants in the Avery Retirement Plan will have their benefit in that plan frozen. At such time, the impacted individuals will begin earning benefits as new participants under the Dennison Retirement Plan. The total benefit that each eligible participant earns is the same, regardless of the plan or plans in which they earn these benefits.

Eligible participants, who retire after reaching age 55, may elect to commence their benefits before reaching age 65. Benefits are payable without reduction after participants reach age 62. Prior to age 62, the plans require a 15% reduction in participants’ benefits for commencement at age 61, and an additional 5% reduction for each year participants elect to receive their benefit before reaching age 61 (but not earlier than age 55). As of December 31, 2007, Mr. van Schoonenberg was the only NEO who satisfied the age and service requirements needed to qualify for early retirement under the plans.

Eligible participants may elect to receive their benefits in one of several different payment forms. All forms of payment available under the plan are payable in monthly payments over the lifetime of the participant and/or a designated beneficiary. The amount of monthly benefit each eligible participant will receive from each of the forms of payment is adjusted based on the plans’ definition of actuarial equivalence.

Compensation covered by the Qualified Retirement Plans includes both salary and bonus amounts. From time to time, the Company has elected to enhance the Qualified Retirement Plans’ benefit formula in order to better reflect the participants’ most recent earnings. The most recent enhancement occurred on December 1, 2004.

Amounts payable under the Qualified Retirement Plans may be limited in accordance with certain Code provisions, as applied to plan years beginning on or after December 1, 1994. The annual amount of compensation used to determine annual benefit accruals under the Qualified Retirement Plans are limited to the first $225,000 of covered compensation as of December 31, 2007, and the annual pension benefit payable in 2007 under the Qualified Retirement Plans is limited to $180,000.

Benefit Restoration Plan

The Company established the BRP in December 1994 to provide for the payment of supplemental retirement benefits to eligible participants, including each of the NEOs, whose benefits under the Qualified Retirement Plans are limited under the Code provisions referenced above. The BRP is an unfunded excess benefit plan, which is administered by the Company. Benefits are payable under the BRP in amounts equal to the amount by which a participant’s benefits otherwise payable under the Qualified Retirement Plans, with respect to periods from and after December 1, 1994, are reduced under the applicable provisions of the Code.

Because the BRP is designed to mirror the Qualified Retirement Plans, the information concerning the BRP benefit formula, early retirement provisions, and optional payment forms is similar to that of the Qualified Retirement Plans described above.

Similar to the Qualified Retirement Plans, compensation covered by the BRP includes both salary and annual bonus amounts. The retirement benefits payable to the individuals listed above under the Qualified Retirement Plans and the BRP, taken together, will be based (for each year of service from and after December 1, 1994) on the sum of the salary and bonus amounts (including all deferred amounts), earned in each such year.

Supplemental Executive Retirement Plan

The SERP, adopted in 1983, is designed to provide its participants with additional incentives to further the Company’s growth and development and as an inducement to remain in the Company’s service. Participants designated by the Compensation Committee are offered benefits under this plan to supplement other retirement benefits to which they may be entitled to at the time of their retirement. The Compensation Committee has designated Messrs. Scarborough, van Schoonenberg and O’Bryant as participants in this plan. Benefits will commence upon retirement at a benefit level which, when added to the benefits to which they will be entitled from the Qualified Retirement Plans, the BRP and the SHARE Plan at the time of retirement, Company contributions (plus interest) to the 401(k) Plan and the deferred compensation plans and Social Security benefits, will equal 62.5% for Mr. Scarborough, 57.5% for Mr. van Schoonenberg and 52.5% for Mr. O’Bryant of their respective final average compensation (average of the highest 36 months of the last 60 months of base salary and annual bonuses paid immediately preceding retirement).

No benefits will be provided under this plan to a participant who voluntarily terminates his employment before reaching his vesting age. The vesting ages for Mr. Scarborough, Mr. van Schoonenberg, and Mr. O’Bryant are 65, 62, and 55, respectively, and were determined based upon the target retention dates for each executive.

If Mr. van Schoonenberg or Mr. O’Bryant elect to retire and begin receiving benefits after their respective vesting age, but before reaching age 65, their SERP benefit will be reduced in the same manner as described under the Qualified Retirement Plan, provided that an additional 10% reduction will apply to any retirement commencing between ages 62 and 65.

Similar to the Qualified Retirement Plans and the BRP, participants may elect to receive their SERP benefits in one of several different payment forms. All forms of payment available under the SERP are payable in monthly payments over the lifetime of the participant and/or a designated beneficiary. The monthly benefit amount each eligible participant will receive from each plan will be adjusted based on the plan’s definition of actuarial equivalence.

NON-QUALIFIED DEFERRED COMPENSATION(1) FOR 2007

The table below provides summary information regarding NQDC for the NEOs.

			Aggregate
	Executive	Registrant	Earnings in	Aggregate
	Contribution in	Contributions in	Last Fiscal	Withdrawals /	Aggregate Balance
Name	Last Fiscal Year	Last Fiscal Year(2)	Year(3)	Distributions	at 12/31/07

Dean A. Scarborough	—	$58,028	$49,864	—	$3,029,615
Daniel R. O’Bryant	—	$25,681	$63,199	—	$1,600,606
Robert G. van Schoonenberg	—	$27,116	$417,014	—	$5,749,369
Christian A. Simcic	—	$19,801	$26,585	—	$1,445,682
Robert M. Malchione	—	$20,269	$(4,180)	—	$259,063

(1)	Participants with balances in variable deferred compensation plans may choose from a group of funds selected by the Company ranging from money market and bond funds to index and other equity/mutual funds. Participants may make fund changes on a monthly basis via an online database provided by the plan administrator. The rate of return depends on the funds selected by the participant. Participants with balances in deferred compensation plans that have fixed rates of return selected by the Company may not make any changes.

(2)	Company contributions to the deferred compensation plans were reported in the Summary Compensation Table.

(3)	Of the amounts included in this column, $1,131 and $181,996 are also reported for Mr. Scarborough and Mr. van Schoonenberg, respectively, in the Change in Pension Value and NQDC Earnings column of the Summary Compensation Table.

The Company makes an annual contribution to each NEO’s deferred compensation account equal to 3% of annual cash compensation (salary and annual bonus) in excess of the 401(k) Plan limit (these amounts are included in the Summary Compensation Table under the All Other Compensation column). Above-market earnings credited to Mr. Scarborough’s and Mr. van Schoonenberg’s accounts are included in the Summary Compensation Table under the Change in Pension Value and NQDC Earnings column. This contribution is added to each NEO’s deferred compensation account at the end of each plan year as long as the NEO has contributed at least 6% into the 401(k) Plan during the same plan year and is employed by the Company at year end. This benefit is designed to supplement pre-tax 401(k) contributions that are limited for certain executives (by the Code).

The EVDRP is the current deferred compensation plan. Under the EVDRP participants may defer up to 50% of their salary and 50% of their bonus. Account earnings are based on a fixed rate and/or the performance of certain variable funds selected by the participant from bond and equity funds that are managed by an insurance company.

Potential Payments Upon Termination or Change of Control

The following table provides information regarding potential benefits that may be made to the NEOs in the event of termination of employment as a result of the termination scenarios indicated below. The amounts shown in the table are estimates and assume that each NEO was terminated on the last day of the Company’s fiscal year, and include estimated amounts that would be paid to the named executive upon the occurrence of a termination or change of control. The actual amounts that would be paid to the NEOs can only be determined at the time of the termination or change of control. NEOs would also be entitled to receive all amounts accrued and vested under the Company’s pension and savings programs and any deferred compensation plans in which they participate. These amounts would be determined and paid in accordance with the applicable plan, and are not included in the table because they are not severance payments.

		Termination Scenario
				Involuntary
				Termination	Involuntary	Termination
			Death or	or Good	Termination	on Change
Name	Benefit	Voluntary	Disability	Reason	for Cause	of Control	Retirement

Dean A. Scarborough	Severance Payment	—	—	$1,971,000	—	$5,913,000	—
	Unvested Stock Option Value	—	$26,500	—	—	$26,500	—
	Unvested Restricted Stock	—	$673,610	—	—	$673,610	—
	LTI Plan Payment	—	$630,000	—	—	$945,000	—
	Incremental Retirement Benefit Enhancement(1)	—	$2,753,914	$4,844,393	—	$6,908,843	—
	Deferred Comp. Benefit	—	$117,269	$117,269	—	$117,269	—
	Health and Welfare Benefits	—	—	$17,867	—	$53,601	—
	Perquisites	—	—	$162,500	—	$487,500	—
	Outplacement	—	—	$50,000	—	$50,000	—
	Excise Tax & Gross-Up	—	—	—	—	$7,782,414	—

	Total	—	$4,201,293	$7,163,029	—	$22,957,737	—

Daniel R. O’Bryant	Severance Payment	—	—	$1,037,067	—	$3,111,201	—
	Unvested Stock Option Value(2)	—	$720,000	$720,000	—	$720,000	—
	Unvested Restricted Stock	—	$1,952,687	$1,664,100	—	$1,952,687	—
	LTI Plan Payment	—	$298,560	—	—	$447,840	—
	Incremental Retirement Benefit Enhancement(1)	—	$1,016,684	$1,236,803	—	$2,075,569	—
	Deferred Comp. Benefit	—	$1,368,812	$1,368,812	—	$1,368,812	—
	Health and Welfare Benefits	—	—	$20,878	—	$62,635	—
	Perquisites	—	—	$147,000	—	$441,000	—
	Outplacement	—	—	$50,000	—	$50,000	—
	Excise Tax & Gross-Up	—	—	—	—	$4,866,886	—

	Total	—	$5,356,743	$6,244,660	—	$15,096,630	—

Robert G. van Schoonenberg	Severance Payment	—	—	$2,532,722	—	$3,799,082	—
	Pro-rata Bonus Payment	—	—	$785,565	—	$485,265	—
	Unvested Stock Option Value	—	—	—	—	—	—
	Unvested Restricted Stock	$261,003	$679,959	$679,959	—	$679,959	—
	LTI Plan Payment	—	$310,347	$465,520	—	$931,040	—
	Incremental Retirement Benefit Enhancement(1)	—	$1,071,363	$2,758,096	—	$2,758,096	—
	Health and Welfare Benefits	—	$34,690	$34,690	—	$34,690	—
	Perquisites	—	$299,000	$299,000	—	$299,000	—
	Outplacement	—	—	—	—	$50,000	—
	Excise Tax & Gross-Up	—	—	—	—	$4,159,536	—

	Total	$261,003	$2,395,359	$7,555,552	—	$13,196,668	—

Christian A. Simcic	Severance Payment	—	—	$891,433	—	$2,674,299	—
	Unvested Stock Option Value	—	—	—	—	—	—
	Unvested Restricted Stock	—	$233,612	—	—	$233,612	—
	LTI Plan Payment	—	$277,173	—	—	$415,760	—
	Incremental Retirement Benefit Enhancement(1)	—	—	$132,051	—	$477,395	—
	Health and Welfare Benefits	—	—	$12,299	—	$36,896	—
	Perquisites	—	—	$134,600	—	$403,800	—
	Outplacement	—	—	$50,000	—	$50,000	—
	Excise Tax & Gross-Up	—	—	—	—	$1,962,898	—

	Total	—	$510,785	$1,220,383	—	$6,254,660	—

		Termination Scenario
				Involuntary
				Termination	Involuntary	Termination
			Death or	or Good	Termination	on Change
Name	Benefit	Voluntary	Disability	Reason	for Cause	of Control	Retirement

Robert M. Malchione	Severance Payment	—	—	$857,992	—	$2,573,976	—
	Unvested Stock Option Value	—	—	—	—	—	—
	Unvested Restricted Stock	—	$187,732	—	—	$187,732	—
	LTI Plan Payment	—	$255,520	—	—	$383,280	—
	Incremental Retirement Benefit Enhancement(1)	—	—	$129,665	—	$460,342	—
	Health and Welfare Benefits	—	—	$20,681	—	$62,043	—
	Perquisites	—	—	$136,400	—	$409,200	—
	Outplacement	—	—	$50,000	—	$50,000	—
	Excise Tax & Gross-Up	—	—	—	—	$1,929,477	—

	Total	—	$443,252	$1,194,738	—	$6,056,050	—

(1)	Actuarial present value of the annuity enhancement, determined using a 4.85% interest rate and the RP-2000 Combined Healthy mortality tables.

(2)	Per Mr. O’Bryant’s retention agreement, in the event of death or disability, involuntary termination or voluntary termination due to good reason, or a termination upon a change of control, Mr. O’Bryant (or his beneficiary) would receive $180,000 per full year remaining on his retention agreement in lieu of foregone option awards. There are four full years remaining as of December 29, 2007 — resulting in an amount of $720,000.

The following provides information regarding various termination scenarios other than a change of control:

Severance

•	In the event of an involuntary (not for cause) termination, or a termination for good reason (unrelated to a change of control), NEOs would receive a lump-sum payment equal to one times (two times in the case of Mr. van Schoonenberg) (i) the executive’s highest combined annual salary and annual bonus during the last three full fiscal years prior to the date of termination (in the case of Messrs. Scarborough, O’Bryant, Simcic, and Malchione), or (ii) the executive’s (a) base salary in effect on the date of the change of control and (b) the average of the greatest two out of the three most recent annual bonuses received by the executive, assuming that the bonus would be paid at maximum (in the case of Mr. van Schoonenberg).

Pro-rata Bonus Payment

•	In the event of an involuntary (not for cause) termination, or a termination for good reason (unrelated to a change of control), Mr. van Schoonenberg would receive a lump-sum payment for the current SELCP bonus based on maximum bonus payout.

Stock Options

•	In the event of an involuntary (not for cause) termination, or a termination for good reason (unrelated to a change of control), Mr. van Schoonenberg’s unvested stock options would vest upon termination, because he is eligible for retirement. The value of this benefit is based on the excess of the closing price of the Company’s stock on December 29, 2007 over the exercise price of the options, multiplied by the number of options vesting upon a change of control.

•	In the event of an involuntary (not for cause) termination, or a termination for good reason (unrelated to a change of control), Mr. O’Bryant would receive (in accordance with his retention agreement) $180,000 for each full fiscal year remaining on the agreement at the time of termination in lieu of foregone annual stock option awards.

•	In the event of an NEO’s death or disability, stock options would vest. In the event of death or disability, Mr. O’Bryant would also receive (in accordance with his retention agreement) $180,000 for each full fiscal year remaining on the agreement at the time of termination in lieu of foregone annual stock option awards.

Restricted Stock and Restricted Stock Units

•	In the event of an involuntary (not for cause) termination, or a termination for good reason (unrelated to a change of control), Mr. van Schoonenberg’s RSUs would vest upon his termination, because he is eligible for retirement.

•	In the event of an involuntary (not for cause) termination, or a termination for good reason (unrelated to a change of control), Mr. O’Bryant’s restricted stock would vest in accordance with his retention agreement.

•	In the event of an NEO’s death or disability, restricted stock and /or RSUs would vest.

LTIP Payment

•	Except for Mr. van Schoonenberg, in the event of an involuntary (not for cause) termination, or a termination for good reason (unrelated to a change of control), no LTIP payment would be made. Mr. van Schoonenberg would receive an LTIP payment at the target amount.

•	In the event of an NEO’s death or disability, the 2006-2008 LTIP cycle would be pro-rated for the number of months an executive was employed during the cycle, and would be paid out assuming target performance.

Retirement Benefits

•	In the event of an involuntary (not for cause) termination, or a termination for good reason (unrelated to a change of control), NEOs would receive an additional retirement benefit equal to the difference between:

(a) the benefit payable to the NEO under the Company’s qualified, excess and supplemental defined benefit retirement plans assuming the NEO remained employed for an additional year (additional 2 years for Mr. van Schoonenberg), and

(b) the vested benefit earned by the NEO under the Company’s qualified, excess and supplemental defined benefit retirement plans, if any.

The benefit described would be considered fully vested regardless of the NEO’s actual age and service at such time. The benefit would be paid in a single lump-sum amount based on the applicable interest rate and mortality table used to determine lump-sum payments under the Company’s qualified defined benefit plans.

•	In the event of an NEO’s disability, benefits earned under the SERP would commence at the executive’s age 65, provided he is then living.

Deferred Compensation Plan Benefits

•	In the event of an involuntary (not for cause) termination, or a termination for good reason (unrelated to a change of control), Mr. Scarborough would receive immediate vesting in certain currently unvested interest credits to one of his nonqualified deferred compensation accounts, and Mr. O’Bryant would receive immediate vesting in certain currently unvested benefits in his nonqualified deferred compensation accounts.

Health and Welfare Benefits

•	In the event of an involuntary (not for cause) termination, or a termination for good reason (unrelated to a change of control), NEOs would receive continued equivalent health and welfare (medical, dental, life insurance, and disability) benefits for a period of up to 12 months (24 months in the case of Mr. van Schoonenberg) after termination (with the executive bearing any portion of the cost the executive bore prior to a change of control); provided, however, that such benefits would be discontinued to the extent the executive receives similar benefits from a subsequent employer. In the event of Mr. van Schoonenberg’s death or disability, he (or his family) would also receive the above described welfare benefits for up to 24 months.

Perquisites

•	In the event of an involuntary (not for cause) termination, or a termination for good reason (unrelated to a change of control), NEOs would receive continued perquisite benefits (auto allowance, club dues, office and support staff) for a period of up to 12 months (24 months in the case of Mr. van Schoonenberg) after termination; provided, however, that such benefits would be discontinued to the extent the executive receives similar benefits from a subsequent employer. Mr. van Schoonenberg would also receive the above described perquisite benefits for up to 24 months, if he were disabled.

Retirement

•	Payments at the time of retirement are discussed in the Pension and Non-Qualified Deferred Compensation sections above.

The following provides information regarding a change of control scenario:

Based on the employment agreements described in the CD&A, the NEOs would receive change of control severance benefits if (i) there were a change of control, and (ii) within 36 months following a change of control (in the case of Messrs. Scarborough, O’Bryant, Simcic, and Malchione) or 24 months following a change of control (in the case of Mr. van Schoonenberg), either the executive’s employment is terminated for reasons other than cause or the executive terminates his own employment for good reason (“a qualifying termination”). For these purposes, a change of control means:

•	Any person, entity or group acquires (directly or indirectly) 30% or more of the beneficial ownership of the Company’s outstanding stock or the combined voting power of the then-outstanding voting securities of the Company;

•	Individuals constituting the incumbent Board cease for any reason to constitute at least a majority of the Board;

•	A liquidation or dissolution of the Company or the sale of substantially all the assets of the Company; or

•	The consummation of a reorganization, merger or consolidation of the Company with any other company (other than, for example, a merger which would result in the voting stock of the Company outstanding immediately prior to the merger continuing to represent at least 60% of the voting power of the stock of the Company outstanding immediately after such merger).

Assuming a change of control on December 29, 2007 and a qualifying termination, severance benefits would have been as follows:

•	A lump-sum payment equal to three times (i) the executive’s highest combined annual base salary and annual bonus during the last three full fiscal years (for the purposes of this severance calculation, 2007 is not considered a full fiscal year) prior to the date of termination (in the case of Messrs. Scarborough, O’Bryant, Simcic, and Malchione), or (ii) the executive’s (a) base salary in effect on the date of the change of control, and (b) the average of the greatest two out of the three most recent annual bonuses received by the executive, assuming the bonus were paid at maximum (in the case of Mr. van Schoonenberg).

•	A lump-sum payment for the current SELCP bonus based on maximum bonus payout (in the case of Mr. van Schoonenberg).

•	All stock options would vest upon a change of control, whether or not there is a qualifying termination. The value of this benefit is based on the excess of the closing price of the Company’s stock at year end over the exercise price of the options, multiplied by the number of options vesting upon a change of control.

•	In the event of a change of control, the benefits under Mr. O’Bryant’s retention agreement would vest. In accordance with Mr. O’Bryant’s retention agreement, he would receive$180,000 for each full fiscal year remaining on the agreement at the time of termination in lieu of foregone annual stock option awards.

•	All restrictions applicable to restricted stock, RSUs, and associated dividend equivalents lapse following a change of control, whether or not there is a qualifying termination. The value of this benefit is the closing price of the Company’s stock multiplied by the number of shares vesting.

•	A lump-sum payment for the 2006-2008 LTIP cycle, assuming target payout (in the case of Messrs. Scarborough, O’Bryant, Simcic, and Malchione) and assuming a maximum payout (in the case of Mr. van Schoonenberg).

•	Continued equivalent health and welfare benefits (medical, dental, life insurance, and disability) for a period of up to 36 months (24 months in the case of Mr. van Schoonenberg) after termination (with the executive bearing any portion of the cost the executive bore prior to a change of control), provided, however, that such benefits would be discontinued to the extent the executive receives similar benefits from a subsequent employer.

•	Continued perquisite benefits (auto allowance, club dues, office and support staff) for a period of up to 36 months (24 months in the case of Mr. van Schoonenberg) after termination, provided, however, that such benefits would be discontinued to the extent the executive receives similar benefits from a subsequent employer.

•	Outplacement assistance up to $50,000.

•	An additional retirement benefit equal to the difference between:

(a) the benefit payable to the NEOs under the Company’s qualified, excess and supplemental defined benefit retirement plans assuming the NEOs remained employed for an additional 3 years (an additional 2 years for Mr. van Schoonenberg), and

(b) the vested benefit earned by the NEOs under the Company’s qualified, excess and supplemental defined benefit retirement plans, if any.

The benefit described above would be considered fully vested regardless of the NEO’s actual age and service at such time. The benefit would be paid in a single lump-sum amount based on the applicable interest rate and mortality table used to determine lump-sum payments under the Company’s qualified defined benefit plans.

•	Mr. Scarborough would receive immediate vesting in certain currently unvested interest credits to one of his nonqualified deferred compensation accounts, and Mr. O’Bryant would receive immediate vesting in certain currently unvested benefits in his nonqualified deferred compensation accounts.

•	A gross-up payment to hold the NEOs harmless against the impact if any, of federal excise taxes imposed on the NEOs as a result of the payments contingent on a change of control.

—	A “gross-up” under IRC Section 280G is a contract provision under which the Company will pay the excise tax (and associated taxes) with respect to the payments received by the individual in the event of a change of control, such that the individual is left with the full, normally taxable amount of the benefit to which the individual is entitled. The excise tax amount is based on the Company’s estimate of the individual’s liability under IRC Sections 280G and 4999, assuming that a termination under a change of control occurred on December 29, 2007.

In connection with any termination of employment, the Company will comply with Code Section 409A, which may require, for example, a delay in making certain payments to the NEOs.

EQUITY COMPENSATION PLAN INFORMATION
as of December 31, 2007

	Number of Securities		Number of Securities
	to be Issued Upon		Remaining Available for
	Exercise of	Weighted-Average	Future Issuance under
	Outstanding	Exercise Price of	Equity Compensation Plans
	Options, Warrants	Outstanding Options,	(Excluding Securities
	and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)(3)	(b)(3)	(c)

Equity compensation plans approved by security holders(1)	152,000	$59.34	223,000
	6,417,001	$58.24	2,763,719

Paxar	787,244	$25.21	986,002

Equity compensation plans not approved by security holders(2)	2,615,111	$56.79	—

Total	9,971,356	$55.27	3,972,721

(1)	There are two plans: the Company’s Director Equity Plan and the Stock Plan, respectively. Equity awards have included stock options for directors, and stock options, restricted stock, RSUs and dividend equivalents for employees.

(2)	The 1996 Stock Incentive Plan (“Stock Incentive Plan”) was amended and restated in December of 2002, to provide that no future stock options or other awards will be made after December 6, 2002, and options that have been granted may not be repriced (note that no previously granted options have ever been repriced).

(3)	Securities in column (a) include restricted stock units; the weighted average exercise price in column (b) does not include these awards.

In general, the material features of the Stock Incentive Plan are similar to those in the Stock Plan, which was amended and restated and approved by the stockholders in April 2005. The Stock Incentive Plan was adopted by the Board in December 1996 and provided for grants of stock options, stock payments and other awards; however, only stock options, and stock payments issued in exchange for cash compensation at fair market value, were awarded. Options were granted at 100% of the fair market value on the grant date.

Of the 2,615,111 options outstanding under the Stock Incentive Plan, 2,590,111 were exercisable as of December 31, 2007. The shares available under this Plan upon exercise of stock options, or issuance of stock payments, may be either previously unissued shares, issued shares that have been repurchased by the Company as treasury shares, or former treasury shares held in a grantor trust. This Plan provides for appropriate adjustments in the number and kind of shares subject to this Plan and to outstanding grants thereunder in the event of a stock split, stock dividend or certain other types of recapitalizations.

Options granted under the Stock Incentive Plan were non-qualified stock options (“NQSOs”) and generally become exercisable in equal installments over four years after the grant date, except that, for employees who participate in the LTIP, options vest in nine- years and nine-months subject to accelerated vesting starting after three years, if the Company meets certain performance requirements. NQSOs were granted for a term of ten years.

Under the Director Equity Plan, stock payments are authorized in the form of stock units as part of a deferred compensation arrangement as elected by directors instead of receiving fees or retainers, that would otherwise be payable to a director in cash. Dividend equivalents are credited in the form of stock units to the accounts of directors who participate in the DDECP, which represent the value of the dividends per share paid by the Company, calculated with reference to the number of stock units held by each director.

Options and other awards granted under the Stock Plan provide that, in the event of a “change of control” (as defined in the Plan or in an award agreement) of the Company, all previously unexercisable options and other equity awards become immediately vested. This Plan provides that the period of exercisability, following retirement, for options is (i) the full term of the option for the chief executive officer; (ii) the lesser of five years or the full term of the option for options granted to participants in the executive annual bonus plan or any successor plan; and (iii) the lesser of three years or the full-term of the option for all other optionees.

RELATED PARTY TRANSACTIONS

Peter W. Mullin is the chairman, chief executive officer and a director of MC Insurance Services, Inc. (“MC”), Mullin Insurance Services, Inc. (“MINC”) and PWM Insurance Services, Inc. (“PWM”), executive compensation and benefit consultants and insurance agents. Mr. Mullin is also the majority stockholder of MC, MINC and PWM (collectively referred to as the “Mullin Companies”). During 2007, the Company paid premiums to insurance carriers for life insurance placed by MC, MINC and PWM in 2007 and in prior years in connection with various Company employee benefit plans. The Mullin Companies have advised that in 2007, MC, MINC and PWM earned commissions from such insurance carriers in an aggregate amount of approximately $435,700 for the placement and renewal of this insurance, in which Mr. Mullin had direct and indirect interests of approximately $337,200, approximately 50% of which was allocated to and used by MullinTBG Insurance Agency Services, LLC (an affiliate of MC) to administer benefit plans and provide benefit statements to participants under various Company employee benefit plans. The Mullin Companies own a minority interest in M Financial Holdings, Inc. (“MFH”). Substantially all of the life insurance policies, which the Company has placed through the Mullin Companies in 2007 and prior years, are issued by insurance carriers that participate in reinsurance agreements entered into between these insurance carriers and M Life Insurance Company (“M Life”), a wholly owned subsidiary of MFH. Reinsurance returns earned by M Life are determined annually by the insurance carriers and can be negative or positive, depending upon the results of M Life’s aggregate reinsurance pool, which consists of the insured lives reinsured by M Life. The Mullin Companies have advised that in 2007, they participated in net reinsurance gains (without risk of forfeiture) of M Life, of which approximately $224,100 of such gains were ascribed by M Life to the Company’s life insurance policies referred to above, and in which gains, Mr. Mullin had direct and indirect interests of approximately $143,500. In addition, the Mullin Companies have advised that in 2007, they also participated in net reinsurance gains of M Life that are subject to risk of forfeiture, of which approximately $786,000 of such gains were ascribed by M Life to the Company’s life insurance policies, and in which gains, Mr. Mullin had direct and indirect interests of approximately $549,000.

VOTING SHARES

Stockholders of record, at the close of business on February 25, 2008, are entitled to notice of, and to vote at, the Annual Meeting. There were 106,480,795 shares of common stock of the Company outstanding on February 25, 2008.

Principal Stockholders

Whenever in this proxy statement information is presented as to “beneficial ownership,” please note that such ownership indicates only that the person shown, directly or indirectly, has or shares with others the power to vote (or to direct the voting of) or the power to dispose of (or to direct the disposition of) such shares; such person may or may not have any economic interest in the shares. The reporting of information herein does not constitute an admission that any such person is, for the purpose of Section 13 or 16 of the 1934 Act, the “beneficial owner” of the shares shown herein.

To the knowledge of the Company, the following were the only persons who, as of December 31, 2007, owned beneficially 5% or more of the outstanding common stock of the Company.

Name and Address	Number of Shares		Percent
of Beneficial Owner	Beneficially Owned		of Class

Avery Dennison Corporation
Employee Stock Benefit Trust (“ESBT”)	8,063,898	(1)	7.6%
Wachovia Bank, N.A., Trustee
Executive Services
One West 4th Street, NC 6251
Winston-Salem, NC 27101
Capital Research Global Investors	9,104,200	(2)	8.6%
333 South Hope Street
Los Angeles, CA 90071
T. Rowe Price Associates, Inc.	6,409,720	(3)	6.0%
100 E. Pratt Street
Baltimore, MD 21202

(1)	The ESBT and Wachovia Bank, N.A., as Trustee, disclaim beneficial ownership of these shares.

(2)	Based on information contained in the Schedule 13G of Capital Research Global Investors for the period ending December 31, 2007. Capital Research Global Investors is an advisor, in accordance with Section 240.13d-1(b)(1)(ii)(E) of the 1934 Act.

(3)	Based on information contained in the Schedule 13G of T. Rowe Price Associates, Inc. for the period ending December 31, 2007. T. Rowe Price Associates, Inc. is an advisor, in accordance with Section 240.13d-1(b)(1)(ii)(E) of the 1934 Act.

The 401(k) Plan, SHARE Plan and Qualified Retirement Plans (“Plans”) together owned a total of 5,207,476 shares of Company common stock on December 31, 2007, or 4.9% of the common stock then outstanding. Although the Company is the Administrator of the Plans, each plan was established and is administered to achieve the different purposes for which it was created for the exclusive benefit of its participants, and employees participating in the Plans are entitled to vote all shares allocated to their accounts. Accordingly, such plans do not constitute a “group” within the meaning of Section 13(d) of the 1934 Act.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proxy Item 2)

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP (“PwC”) as Avery Dennison’s independent auditors for fiscal year 2008, and the Board urges stockholders to vote to ratify PwC’s appointment. Ratification of the selection of PwC by stockholders is not required by the Company’s Bylaws. However, as a matter of good corporate practice, the Board is submitting the selection of PwC for stockholder ratification. PwC has audited the Company’s financial statements since 1998. PwC has confirmed to Avery Dennison that PwC is in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence. See “Audit Committee Report” on page 43.

Representatives of PwC will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Relationship with Independent Auditors

PwC has served as Avery Dennison’s independent auditors since 1998, and was the Company’s independent auditor for the fiscal year ended December 29, 2007. Prior to 1998, Coopers & Lybrand, LLP, a predecessor firm of PwC, served as the Company’s independent auditor. As stated in Proxy Item 2, the Audit Committee of the Board has selected PwC to serve as the Company’s independent auditors for the fiscal year ending December 27, 2008.

Audit services performed by PwC for fiscal 2007 consisted of the examination of the Company’s financial statements and services related to filings with the SEC and certain other non-audit services.

Fiscal 2007 Audit Firm Fee Summary

During fiscal year 2007, the Company retained PwC to provide services in the following categories and amounts all of which were approved by the Audit Committee.

Under the SEC’s final rule issued on January 28, 2003, “Strengthening the Commission’s Requirements Regarding Auditor Independence,” in accordance with Section 208(a) of the Sarbanes-Oxley Act of 2002, the categorization of PwC services for fiscal years 2006 and 2007 are as follows:

(In millions)	2007		2006

Audit Fees	$9.1		$7.4
Audit Related Fees	.9		.2
Tax Fees:
Compliance	2.5		2.3
Planning	2.6		1.4
Other Fees	—		—

Total Fees	$15.1	(1)	$11.3

(1)	Total fees paid to PwC in 2007 increased by $3.8 million, and $3.9 million of the total fees related to the Company’s acquisition of Paxar Corporation in June 2007.

Audit services fees include fees for services performed to comply with the standards established by the Public Company Accounting Oversight Board (“PCAOB”), including the recurring audit of the Company’s consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of internal control over financial reporting. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

Audit-related fees include fees associated with assurance and related services traditionally performed by the independent auditor and are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, accounting consultations, consultations concerning financial accounting and reporting standards, general advice with implementation of SEC and Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation. Audit-related fees also include audits of pension and other employee benefit plans, as well as the review of information systems and general internal controls unrelated to the audit of the financial statements.

Tax fees relate to fees associated with tax compliance (preparation of original/amended tax returns, tax audits and transfer pricing) and tax planning (domestic and international tax planning, tax planning on restructurings, mergers and acquisitions).

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent auditor, and the fees paid to PwC in 2007 were pre-approved. These procedures include reviewing and approving a budget for audit and permitted non-audit services. The budget includes a description of, and an estimated amount for, audit services and for particular categories of non-audit services that are recurring in nature and therefore are anticipated at the time the budget is reviewed. Audit Committee pre-approval is required (i) if the estimated amount for a particular category of non-audit services will be substantially exceeded and (ii) to engage the independent auditor for any non-audit services not included in the budget. The Audit Committee has delegated pre-approval authority to the chairman of the Audit Committee for services that were not included in the budget; these services are then reviewed at the next Audit Committee meeting. The Audit Committee considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee periodically monitors the services rendered and fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee.

The Audit Committee considers at least annually whether the provision of non-audit services by PwC is compatible with maintaining auditor independence.

Required Vote for Approval and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of PwC as the Company’s independent auditors for the current fiscal year, which ends on December 27, 2008.

Your Board of Directors recommends that you vote FOR approval of this proposal.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Company’s Board of Directors (“Audit Committee”) is composed of independent directors set forth below, each of whom meets the independence standards of the New York Stock Exchange. The Audit Committee has a written charter adopted by the Board of Directors, which is available at the Company’s Web site.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely without independent verification on the information provided to them and the representations made by management and the independent auditors.

Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements for the year ended December 29, 2007, with management and the independent auditors, PricewaterhouseCoopers LLP (“PwC”). The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and Rule 2-07 of Regulation S-X, “Communication with Audit Committees.” The Company’s independent auditors have also provided to the Audit Committee the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, “Independence Discussions with Audit Committees.” The Audit Committee has discussed independence matters with the independent auditors and management, and, based on its discussion and review, the Audit Committee is satisfied that the provision of non-audit services, described above, is compatible with maintaining PwC’s independence.

Based on the Audit Committee’s discussions with management and the independent auditors and on the Audit Committee’s review of the representations of management and the report of the independent auditors, the Audit Committee has recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 29, 2007, filed with the Securities and Exchange Commission.

John T. Cardis, Chairman
Peter K. Barker
Richard M. Ferry
Kent Kresa

EMPLOYEE STOCK OPTION AND INCENTIVE PLAN, amended and restated
(“Stock Plan”) (Proxy Item 3)

Upon the recommendation of the Compensation and Executive Personnel Committee, on February 28, 2008, the Board of Directors approved and the Company has adopted, subject to stockholder approval on April 24, 2008, the Stock Plan, as amended and restated, which includes the following key amendments:

1.	an increase of 4.8 million in the total number of shares of common stock authorized for issuance under equity awards to employees under the Stock Plan; and

2.	as a portion of this total of 4.8 million, an increase of 2.5 million in the number of shares represented by full-value awards (such as restricted stock, restricted stock units, performance units and dividend equivalents) that may be granted under the Stock Plan.

In January 1990, the Company’s Board of Directors adopted the Stock Plan and in March 1990 the stockholders approved it. In February 1991, January 1994, September 1995, February 2003 and February 2005, the Board of Directors adopted certain amendments to the Stock Plan, which were approved by the stockholders in March 1991, April 1994, April 1996, April 2003 and April 2005, respectively.

The principal purpose of the Stock Plan is to provide incentives for officers and employees of the Company and its subsidiaries through granting of stock options and other equity awards, thereby stimulating their personal and active interest in the Company’s development and financial success, and inducing them to remain in the Company’s employ.

As of December 31, 2007, there were 242,356 full-value awards that had been granted under this Plan. As of December 31, 2007, under the Stock Plan and the Stock Incentive Plan a total of 8,822,247 shares were subject to outstanding stock options, of which 5,729,659 were exercisable, and stock options were held by approximately 640 employees. As of December 31, 2007, assuming that all outstanding options are exercised, 2,763,719 shares remained available for the grant of new stock options, including 57,644 full value awards, under the Stock Plan. Subject to stockholder approval, as of April 24, 2008, the number of shares deliverable pursuant to awards shall be increased by 4,800,000 for an aggregate total of 7,563,719 under the Stock Plan.

Shares issued under the Stock Plan upon the exercise of stock options and the vesting of other equity awards, may be previously unissued shares, issued shares which have been repurchased by the Company as treasury shares, or former treasury shares that are held in a grantor trust. The Stock Plan provides for appropriate adjustments in the number and kind of shares subject to the Plan and to outstanding grants thereunder in the event of a stock split, stock dividend or certain other types of recapitalizations or reorganizations.

If any portion of a stock option or other equity award terminates or lapses unexercised, or unvested, or is canceled, the shares, which were subject to such option or other equity award, will continue to be available for issuance under the Stock Plan. The Company has not repriced and will not reprice any stock option under the Stock Plan. This Plan has been designed to meet the requirements of Section 162(m) of the Code regarding deductibility of executive compensation.

The principle features of the Stock Plan, as amended and restated, are summarized herein below, but the summary is qualified in its entirety by reference to the Stock Plan itself. Copies of the Stock Plan will be available at the Annual Meeting of Stockholders and can also be obtained by making written request to the Company’s Secretary. A copy of the amended and restated Stock Plan is attached as Exhibit D to this Proxy Statement.

The Company acquired Paxar Corporation (“Paxar”) on June 15, 2007. Paxar had been a public company and had obtained stockholder approval to grant equity to its employees. Following the acquisition, the remaining Paxar equity awards were converted to Company stock and restricted stock units. As of December 31, 2007, there were 644,975 stock options and 142,269 performance shares that were outstanding related to this conversion. In addition, based on prior approvals from Paxar stockholders, the Company is authorized to issue an additional 930,069 stock options and 55,933 full-value awards. However, subject to stockholder approval of the amended and restated Stock

Plan on April 24, 2008, the Company will rescind the authority to issue any new equity awards under this prior authority from Paxar stockholders, and no new equity awards will be granted under the Paxar plan.

Administration

The Committee, which consists of four independent members of the Board, oversees the Stock Plan. The Committee is authorized to select from among the eligible employees the individuals to whom options and other equity awards are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof, consistent with the Stock Plan. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Stock Plan.

The Stock Plan also authorizes the Committee to delegate all or specified authority and administrative duties to the Chief Executive Officer or the Secretary of the Company, or both, except the authority to make grants or awards to executive officers. The Committee has granted to the Chief Executive Officer of the Company the authority to make grants or awards under the Stock Plan to employees, other than executive officers, subject to such limitations as the Committee may impose.

Payment for Shares

The exercise or purchase price for all options, and other rights to acquire Company common stock, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase. Payment may be made in whole or in part in common stock of the Company owned or surrendered (as part of the transaction) by the awardee and having a fair market value on the date of exercise or receipt of shares equal to the applicable tax and the aggregate exercise price of the shares so to be purchased or the applicable tax on the receipt of shares resulting from other equity awards. The Committee may also authorize other lawful consideration to be applied to the exercise or purchase price of an award. This may also include services rendered, or the difference between the exercise price of presently exercisable options and the fair market value of the common stock covered by such options on the date of exercise.

Amendment and Termination

Amendments to the Stock Plan to (i) increase the number of shares as to which options, and other equity awards may be granted (except for adjustments resulting from stock splits, stock dividends, etc.), (ii) change the class of persons eligible to participate, (iii) grant options at an exercise price below the fair market value of a share of common stock of the Company on the date of grant, or (iv) reprice options require the approval of the Company’s stockholders. In other respects, the Stock Plan can be amended, modified, suspended or terminated by the Board of Directors, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation, or rule. Amendments to the Plan will not, without the consent of the participant, affect such person’s rights under an award previously granted, unless the award itself otherwise expressly so provides. No termination date is specified for the Stock Plan.

Eligibility

As determined by the Committee, options and other equity awards under the Stock Plan may be granted to individuals who are officers or other employees of the Company or any of its present or future subsidiaries as determined by the Committee. Approximately 2,500 officers and other employees are eligible for consideration to participate in the Stock Plan. More than one option, or other award may be granted to an employee, but the aggregate fair market value (determined at the time of grant) of shares with respect to which an Incentive Stock Option is first exercisable by an optionee during any calendar year cannot exceed $100,000, and the Committee may not grant options to any optionee during any calendar year covering more than 600,000 shares. During 2007, no equity awards were made to the CEO or other NEOs; 47,500 stock options and 44,428 RSUs were granted to other employees during 2007.

The Stock Plan provides that the Committee may award stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance stock, performance units, dividend equivalents and other stock related benefits, or any combination thereof. Each award or issuance will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Non-qualified stock options (“NQSOs”) will provide for the right to purchase common stock at an exercise price equal to at least 100% of fair market value of common stock on the grant date. NQSOs have been granted with a term of ten years.

Incentive stock options (“ISOs”), if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of common stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

Stock appreciation rights may be granted in connection with stock options or other awards, or separately. SARs granted by the Committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Company’s common stock over the exercise price of the related option or other awards, subject to such restrictions and requirements as may be determined by the Committee. The Committee may elect to pay SARs in cash or in common stock, or in a combination of cash and common stock.

Restricted stock and restricted stock units may be sold or granted to participants at various prices and made subject to such restrictions and requirements as may be determined by the Committee. Performance units may be granted to participants subject to such restrictions and requirements as may be determined by the Committee. The increase in the total number of shares represented by full-value awards (restricted stock, restricted stock units, performance units and dividend equivalents) that may be awarded under the Stock Plan is 2.5 million. Restricted stock, typically, may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or pledged, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options and other equity awards, will have voting rights and will be credited with dividends prior to the time when the restrictions lapse. Restricted stock units represent the right to receive, at a specified time or times, a specified number of shares of common stock, as the Committee shall determine. Performance units represent the right to receive, at a specific time or times based on performance criteria established by the Committee, either a specified number of shares of common stock, or a cash payment equal to the fair market value of a specified number of shares of common stock, as the Committee shall determine.

Dividend equivalents may be credited to a participant in the Stock Plan. They represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by options, SARs, restricted stock, RSUs or other awards held by the participant.

Miscellaneous Provisions

Equity agreements may provide for termination of an award in the event the awardee terminates employment in violation of an employment agreement or is discharged for cause. Options and other equity awards under the Stock Plan currently provide that, in the event of a “change in control” (as defined in the Stock Plan) of the Company, all previously unexercisable options and unvested awards will vest immediately.

The Stock Plan provides that the period of exercisability, following retirement, for options is (i) the full term of the option for the chief executive officer and the chief operating officer; (ii) the lesser of five years or the full term of the option for options granted to participants in the SELCP and the ELCP, or any successor bonus plan; and (iii) the lesser of three years or the full term of the option for all other optionees.

No option, SAR or other award granted under the Stock Plan may be assigned or transferred by the awardee, except by will or the laws of intestate succession, or to a properly designated beneficiary or transferee. During the lifetime of the holder of any option or right, the option or right may be exercised only by the holder, his guardian or legal representative, or properly designated transferee.

The Company requires participants to discharge withholding tax obligations in connection with the exercise of any option or other award granted under the Stock Plan or the lapse of restrictions on restricted stock, as a condition to the issuance or delivery of stock or payment of other compensation pursuant thereto. Shares held by or to be issued to a participant as a result of an award may also be used to discharge tax withholding obligations related to exercise of options or receipt of other awards, subject to the discretion of the Committee to disapprove such use.

Federal Income Tax Consequences

The tax consequences of the Stock Plan under current federal law are summarized in the following discussion, which deals with the general tax principles applicable to the Stock Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitation of OBRA. Under OBRA, which became law in August 1993, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in section 280G of the Code) in any one year. However, under OBRA, the deduction limit does not apply to qualified “performance-based” compensation established by an independent compensation committee, which is adequately disclosed to, and approved by, stockholders. In particular, stock options and stock appreciation rights will satisfy the performance-based exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any particular employee within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). The Company believes that it has complied with the requirements of the performance-based compensation exclusion under OBRA for the Stock Plan, including option pricing requirements and requirements governing the administration of the Stock Plan so that deductibility of compensation paid to senior executives thereunder is not expected to be disallowed. Alternative minimum tax and state and local income taxes are not discussed below, and may vary depending on individual circumstances and from locality to locality.

Non-qualified Stock Options.  For federal income tax purposes, the recipient of NQSOs granted under the Stock Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NQSOs, the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. An optionee’s basis for the stock for the purpose of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO.

Incentive Stock Options.  There is no taxable income to an employee when an ISO is granted or when that option is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of tax preference” for the optionee. Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the employee must recognize ordinary income. An ISO that is exercised more than three months after an optionee’s retirement from employment, other than by reason of death or disability, will be taxed as an NQSO, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Stock Appreciation Rights.  No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount that the recipient realized as ordinary income.

Restricted Stock.  Unless an election is made under Section 83(b) of the Code, an employee to whom restricted stock is issued will not have taxable income upon issuance and the Company will not then be entitled to a deduction. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by the Company, the employee will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price thereof. If an election is made under Section 83(b), the employee will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at that date less the purchase price thereof and the Company will be entitled to a deduction in the same amount.

Restricted Stock Unit.  An employee, who has been granted a restricted stock unit award, will not realize taxable income until the employee receives stock or cash pursuant to the award, at which time such employee will realize ordinary income equal to the full fair market value of the shares delivered or the amount of cash paid. At that time, the Company generally will be allowed a corresponding tax deduction equal to the compensation taxable to the employee, subject to any other Code restrictions.

Performance Stock or Performance Unit.  An employee, who has been granted a performance stock or performance unit award, will not realize taxable income until the employee receives stock (or cash) pursuant to the award, at which time such employee will realize ordinary income equal to the full fair market value of the shares delivered. In the event the receipt of performance units is deferred under a Company deferred compensation plan, the employee will realize ordinary income equal to the full fair market value of the performance units when they are converted into shares and are delivered to an employee. At such time, the Company generally will be allowed a corresponding tax deduction equal to the compensation taxable to the employee, subject to any other Code restrictions.

Dividend Equivalent.  A recipient of a dividend equivalent award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Deferred Compensation.  Awardees who defer compensation generally will recognize no income, gain or loss for federal income tax purposes when non-qualified stock options or other awards are granted in lieu of amounts otherwise payable, and the Company will not be entitled to a deduction at that time. When and to the extent options are exercised or awards are received, the ordinary rules regarding awards outlined above will apply. When and to the extent stock or cash is received, the ordinary rules outlined above will apply.

Reasons for Amended and Restated Stock Plan

The Board of Directors has determined that it is advisable to continue to provide stock-based incentive compensation to the Company’s key employees, thereby continuing to align the interests of such employees with those of the stockholders, and that awards under the Stock Plan are an effective means of providing such compensation. On February 28, 2008, the Board of Directors approved and the Company adopted (subject to stockholder approval) the Stock Plan, as amended and restated, including an increase in the number of shares authorized for issuance and an increase in the number of shares for full-value awards that may be issued. In order to continue to grant stock-based incentive compensation in the future, it is requested to increase the number of shares available for issuance under the Stock Plan. Therefore, the Board recommends that 4.8 million additional shares of common stock be reserved under the Stock Plan for issuance on exercise of options and other awards, and that the Stock Plan be approved as amended and restated.

Under OBRA, which became law in August 1993, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under OBRA, the deduction limit does not apply to qualified “performance-based” compensation established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and stock appreciation rights will satisfy the performance-based exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any particular employee within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

It is the Company’s policy generally to design the Company’s compensation programs to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except as otherwise approved by the Compensation Committee or for compensation payments in excess of $1 million that qualify as “performance-based.” Accordingly, the Board of Directors is asking stockholders to approve the Stock Plan, as amended and restated. The Company intends to comply with other requirements of the performance-based compensation exclusion under OBRA, including option pricing requirements and requirements governing the administration of the Stock Plan, so that, upon stockholder approval of the amended and restated Stock Plan, deductibility of compensation paid to senior executives thereunder is not expected to be disallowed.

The proposed amendments will not affect the Federal income tax consequences associated with the Stock Plan, except as noted above.

THE FOREGOING SUMMARY DESCRIPTION OF THE PROPOSED AMENDED AND RESTATED STOCK PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL TERMS OF THE STOCK PLAN, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT D.

Required Vote for Approval and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to approve the Stock Plan, as amended and restated.

Your Board of Directors recommends that you vote FOR approval of this proposal.

GENERAL

Stockholder Proposals

Stockholder proposals for presentation at the annual meeting scheduled to be held on April 30, 2009, must be received at the Company’s principal executive offices on or before November 15, 2008. The Company’s Bylaws provide that stockholders desiring to nominate persons for election to the Board of Directors or to bring any other business before the stockholders at an annual meeting must notify the Secretary of the Company thereof in writing 60 to 90 days prior to the first anniversary of the preceding year’s annual meeting (or, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, 60 to 90 days prior to such annual meeting or within 10 days after the public announcement of the date of such meeting is first made by the Company; or, if the number of directors to be elected to the Board of Directors is increased and the Company does not make a public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year’s annual meeting, within 10 days after such public announcement is first made by the Company (with respect to nominees for any newly created positions only)). Such notice must include (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act and Rule 14a-11 thereunder, (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) the name and record address, and class and number of shares owned beneficially and of record, of such stockholder and any such beneficial owner.

Annual Report

The Company’s 2007 Annual Report to Stockholders is being mailed to all stockholders of record.

ALL STOCKHOLDERS ARE URGED TO VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD, OR TO COMPLETE, SIGN, AND RETURN THE ACCOMPANYING PROXY SOLICITATION/VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Robert G. van Schoonenberg
Secretary

Dated: March 14, 2008

EXHIBIT A

AVERY DENNISON CORPORATION

BOARD OF DIRECTORS
INDEPENDENCE STANDARDS

An independent Director is one who the Board of Directors affirmatively determines has no material relationship with Avery Dennison (either directly or as a partner, shareholder or officer of an organization that has a relationship with Avery Dennison). The Board has adopted the following categorical standards to assist it in determining each Director’s independence. In the event that a Director has a business or other relationship that does not fit within the described standards and the Director is determined to be independent, the Board will disclose the basis for its determination in the Company’s annual proxy statements or otherwise at least annually.

A Director will be presumed to be independent if the Director:

1) has not been an employee of Avery Dennison for at least five years, other than in the capacity as a former interim Chairman or interim Chief Executive Officer;

2) has not, during the last three years, been affiliated with or employed by a present or former independent auditor of Avery Dennison or of any affiliate of Avery Dennison;

3) has not, during the last three years, been employed as an executive officer by a company for which an executive officer of Avery Dennison concurrently served as a member of such company’s compensation committee;

4) has no immediate family members (i.e., spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the Director’s home) who did not satisfy the foregoing criteria during the last three years; provided, however, that with respect to the employment criteria, such Director’s immediate family member may have (i) been affiliated with or employed by a present or former auditor of Avery Dennison or of any affiliate of Avery Dennison other than in a professional capacity and (ii) served as an employee but not as an executive officer of Avery Dennison during such period;

5) has not received, and has no immediate family member who has received, during the last three years, more than $100,000 in any year in direct compensation from Avery Dennison (other than in his or her capacity as a member of the Board of Directors, or any committee of the Board or pension or other deferred compensation for prior services, provided that such compensation is not contingent in any way on continued service); provided, however, that compensation to such Director’s immediate family member as a non-executive employee shall not be considered in determining independence;

6) has not been during the last three years an executive officer or an employee, and has no immediate family member who, during the last three years, has been an executive officer of a company that made payments to, or received payments from, Avery Dennison for property or services in any of the last three years in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

7) has not been, and has no immediate family member who has been, an executive officer of a foundation, university, non-profit trust or other charitable organization, for which Avery Dennison and its respective trusts or foundations, account or accounted for more than 2% or $1 million, whichever is greater, of such charitable organizations’ consolidated gross revenues, in any of the last three years;

8) does not serve, and has no immediate family member who has served, as an executive officer or general partner of an entity that has received an investment from Avery Dennison or any of its subsidiaries, unless such investment is less than $1 million or 2% of such entity’s total invested capital, whichever is greater, in any of the last three years; and

9) is not otherwise disqualified by applicable Securities and Exchange Commission or New York Stock Exchange rules, regulations or listing standards.

In addition to the foregoing, a Director will be considered independent for purposes of serving on Avery Dennison’s Audit and Finance Committee only if the Director:

A) has not accepted, directly or indirectly, any consulting, advisory or other compensatory fee from Avery Dennison or any subsidiary of Avery Dennison, other than in the Director’s capacity as a director or committee member or any pension or other deferred compensation for prior service, provided that such compensation is not contingent in any way on continued service; and

B) is not an “affiliated person” of Avery Dennison or any subsidiary of Avery Dennison as defined in Rule 10A-3 of the Securities Exchange Act of 1934.

EXHIBIT B

AVERY DENNISON CORPORATION

NON-EMPLOYEE DIRECTOR COMPENSATION SUMMARY(1)

Board members
Annual retainer for non-executive Chairman	$220,000
Annual retainer for other directors	$55,000

Meeting fees	$1,500

Annual stock payment (shares of Company stock)	750
Annual stock option grant (stock options)	2,000
(new directors are granted 5,000 options when they join the Board)

Committee Chairman retainer
Audit Committee	$10,000
Compensation and Executive Personnel Committee	$10,000
Other Committees	$5,000

Committee meeting fees
Chairman	$2,000
Members	$1,500

(1)	Effective July 27, 2006

EXHIBIT C

AVERY DENNISON

STATEMENT OF STOCK OWNERSHIP POLICY
FOR OFFICERS AND DIRECTORS

Avery Dennison believes that the ownership of Company stock is both a privilege and a responsibility that executive management should be encouraged to exercise. By holding a significant stake in the future of the Company, management demonstrates its commitment to the long-term profitability of the Corporation and better serves the interests of the Company and all of its shareholders.

It is the policy of the Company that each officer and director should commit to achieving and maintaining a certain level of stock ownership, including stock purchased with employee contributions in the Employee Savings Plan, during tenure with the Company:

Officers/Directors	Target

Chief Executive Officer	400%(1)
Executive/Senior Corporate Officers	200%(1)
Corporate Officers	2,000 shares
Certain Division Officers (VPs and Division Officers for the two largest economic value divisions)	2,000 shares
Staff Officers	1,000 shares
Division Officers (all others)	1,000 shares
Non-Employee Directors	Number of shares equal to 5 times annual Board retainer fee(2)

Officers and directors should achieve and maintain these levels of ownership. Newly elected or appointed officers and directors should work toward achieving these levels of ownership over a three- to five-year period.

The Company is mindful that each individual’s personal circumstances will affect progress toward the targeted levels of stock ownership. Officers who are unable to achieve or maintain the targeted level of ownership within the prescribed time period should consult with the Executive Vice President and Secretary, who will review the situation with the Senior Vice President and Chief Human Resources Officer, and, in appropriate circumstances, with the President and Chief Executive Officer.

(1)	Base salary multiplied by ownership target (percentage), divided by market value of stock equals number of target shares.

(2)	5 times $55,000 divided by market value of stock at year end equals number of target shares.

Revised June 1, 2007

EXHIBIT D

AVERY DENNISON CORPORATION
EMPLOYEE STOCK OPTION AND INCENTIVE PLAN
amended and restated

The purposes of this Employee Stock Option and Incentive Plan (“Plan”) are as follows:

(1) To provide additional incentive for Employees to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights, which recognize such growth, development and financial success.

(2) To enable the Company to recruit and retain Employees considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights, which will reflect the growth, development and financial success of the Company.

ARTICLE 1  DEFINITIONS

Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

1.1 Award
“Award” shall mean a Dividend Equivalent, Option, Performance Stock, Performance Unit, Restricted Stock, Restricted Stock Unit, or Stock Appreciation Right granted under this Plan.

1.2 Award Agreement
“Award Agreement” shall mean an agreement setting forth the terms and conditions of an Award.

1.3 Awardee
“Awardee” shall mean a person who has received an Award under the Plan.

1.4 Beneficiary
“Beneficiary” shall have the meaning given in Article 11.8.

1.5 Board
“Board” shall mean the Board of Directors of the Company.

1.6 Cause
“Cause” shall mean, with respect to any Awardee’s Termination of Employment, unless otherwise provided by the Committee or the Company, (i) “Cause” as defined in any Individual Agreement or Award Agreement to which the applicable Awardee is a party, or (ii) if there is no such Individual Agreement or Award Agreement or if it does not define Cause: (A) conviction of the Awardee for committing a felony under federal law or the law of the state in which such action occurred, (B) willful and deliberate failure on the part of the Awardee to perform his employment duties in any material respect, or (C) prior to a Change in Control, such other serious events as shall be determined by the Committee or the Company. Prior to a Change of Control, the Committee or the Company shall, unless otherwise provided in an Individual Agreement with a particular Awardee, have the discretion to determine on a reasonable basis whether “Cause” exists, and its determination shall be final.

1.7 Change in Control
“Change in Control” has the meanings set forth in Article 9.2.

1.8 CEO
“CEO“ shall mean the Chief Executive Officer of the Company.

1.9 Code
“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.10 Committee
“Committee” shall mean committee of the Board designated to administer the Plan as contemplated by Article 10.1.

1.11 Commission
“Commission” shall mean the Securities and Exchange Commission or any successor agency.

1.12 Common Stock
“Common Stock” shall mean the common stock of the Company.

1.13 Company
“Company” shall mean Avery Dennison Corporation or any successor company.

1.14 COO
“COO“ shall mean the Chief Operating Officer of the Company.

1.15 Covered Employee
“Covered Employee” shall mean an Awardee designated by the Committee in connection with any Award as an individual who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which an Award is expected to be taxable to such Awardee.

1.16 Director
“Director” shall mean a member of the Board.

1.17 Disability
“Disability” shall mean, with respect to any Awardee, unless otherwise provided by the Committee, (i) “Disability” as defined in any Individual Agreement or Award Agreement to which the Awardee is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” permanent and total disability as defined in Section 22(c)3 of the Code.

1.18 Disaffiliation
“Disaffiliation” shall mean, with respect to any Subsidiary, the Subsidiary’s ceasing to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the majority of the stock of the Subsidiary).

1.19 Dividend Equivalent
“Dividend Equivalent” shall mean a right to receive a number of shares of Common Stock or an amount of cash, determined as provided in Article 8.1 hereof.

1.20 Early Retirement
“Early Retirement” shall mean retirement from active employment with the Company, or a Subsidiary, pursuant to which an Awardee is eligible and elects (i) to retire and (ii) to take a retirement benefit promptly under the early retirement provisions of the applicable pension plan(s) of such employer, or as otherwise determined by the Committee.

1.21 Employee
“Employee” shall mean any officer or other employee of the Company, or of any corporation, which is then a Subsidiary.

1.22 Expiration Date
“Expiration Date” shall have the meaning given in Article 4.3.

1.23 Exchange Act
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.24 Fair Market Value
“Fair Market Value” of a share of Common Stock as of a given date shall be (i) the mean between the highest and lowest selling price of a share of Common Stock during normal business hours on the principal exchange on which shares of Common Stock are then trading, if any, on such date, or if shares were not traded on such date, then the means between the highest and lowest sales on the nearest date before and the nearest date after such valuation date; or (ii) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the Common Stock during normal business hours on such date as reported by NYSE or, if NYSE is not then in existence, by its successor quotation system; or (iii) if Common Stock is not publicly traded, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

1.25 Incentive Stock Option
“Incentive Stock Option” shall mean an Option that both meets the requirements to be an “incentive stock option” under Section 422A of the Code and is designated as an Incentive Stock Option by the Committee.

1.26 including or includes
“including” or “includes” shall mean including without limitation, or includes, without limitation.

1.27 Individual Agreement
“Individual Agreement” shall mean an employment, severance or similar agreement between an Awardee and the Company or one of its Subsidiaries.

1.28 Involuntary Termination
“Involuntary Termination” shall mean Termination of Employment other than for Cause, death, Disability, Retirement or voluntary termination by the Awardee.

1.29 Non-Qualified Stock Option
“Non-Qualified Stock Option” shall mean an Option that either is not an Incentive Stock Option or is designated as a Non-Qualified Stock Option by the Committee or the Company.

1.30 Normal Retirement
“Normal Retirement” shall mean retirement from active employment with the Company, or a Subsidiary at or after age 62 pursuant to which an Awardee is eligible and elects (i) to retire and (ii) to take a retirement benefit promptly under the retirement provisions of the applicable pension plan(s) of such employer, or as otherwise determined by the Committee.

1.31 Option
“Option” shall mean a stock option granted pursuant to this Plan.

1.32 Optionee
“Optionee” shall mean an Employee granted an Option under this Plan.

1.33 Performance Goals
“Performance Goals” shall mean the performance goals established by the Committee or the Company in connection with the grant of Performance Stock, Performance Unit, Restricted Stock or Restricted Stock Units. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: earnings per share, gross sales, net sales, net income, net income after tax, gross income, operating income, cash flow from operations, economic value added, unit volume, return on equity, return on assets, change in working capital, return on total capital or total stockholder return, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

1.34 Plan
“Plan” shall mean the Employee Stock Option and Incentive Plan, as amended and restated.

1.35 Qualified Performance-Based Award
“Qualified Performance-Based Award” shall mean an Award of Performance Stock, Performance Unit, Restricted Stock or Restricted Stock Units designated as such by the Committee at the time of grant, based upon a determination that (i) the Awardee is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption. Notwithstanding any other provision of the Plan, no Award shall be considered a Qualified Performance-Based Award unless it is granted subject to or after obtaining stockholder approval satisfying the requirements of Section 162(m)(4)(C)(ii) of the Code and the Treasury Regulations thereunder.

1.36 Performance Stock
“Performance Stock” shall mean a right to receive Common Stock pursuant to Article 7.

1.37 Performance Unit
“Performance Unit” shall mean a right to receive Common Stock pursuant to Article 7.

1.38 Restricted Stock
“Restricted Stock” shall mean Common Stock issued pursuant to Article 7.

1.39 Restricted Stock Unit
“Restricted Stock Unit” shall mean a right to receive Common Stock pursuant to Article 7.

1.40 Retirement
“Retirement” shall mean Normal or Early Retirement pursuant to which an Awardee is eligible and elects (i) to retire and (ii) to take a retirement benefit promptly under the retirement provisions of the applicable pension plan(s) of the Company or a Subsidiary.

1.41 Rule 16b-3
“Rule 16b-3” shall mean Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

1.42 Secretary
“Secretary” shall mean the Secretary of the Company.

1.43 Section 162(m) Exemption
“Section 162(m) Exemption” shall mean the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

1.44 Stock Appreciation Right
“Stock Appreciation Right” shall mean a stock appreciation right granted under Article 6.

1.45 Subsidiary
“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 33% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, as well as partnerships and limited liability companies, in which the Company holds a 33% or more interest.

1.46 Termination of Employment
“Termination of Employment” of an Awardee shall mean the termination of the employee-employer relationship between the Awardee and the Company or a Subsidiary for any reason, including a termination by resignation, discharge, death, Disability or Retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment by the Company or a Subsidiary and (b) temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and Subsidiaries. In addition, an Awardee employed by a Subsidiary shall be deemed to incur a Termination of Employment upon a

Disaffiliation of that Subsidiary, unless the Awardee immediately thereafter becomes or remains an Employee of the Company or one of its continuing Subsidiaries. The Committee or the Company shall determine the effect of all other matters and questions relating to Termination of Employment.

1.47 Gender and Number
“Gender and Number” wherever the masculine gender is used it shall include the feminine and neuter, and wherever a singular pronoun is used it shall include the plural, unless the context clearly indicates otherwise.

ARTICLE 2  SHARES SUBJECT TO PLAN

2.1 Shares Subject to Plan
As of December 31, 2007, there were 2,763,719 shares available for future Awards under the Plan. As of the Effective Date, as defined in Article 11.13 below and subject to stockholder approval, the aggregate number of shares deliverable pursuant to Awards shall be increased by 4,800,000 for a total of 7,563,719 shares. Shares of Common Stock issued under the Plan may be authorized and unissued shares, previously outstanding shares held as treasury shares, or treasury shares that have been transferred to and held in a grantor trust of the Company.

2.2 Unexercised Options and Other Rights
If any Option, or other right to acquire shares of Common Stock under any other Award expires or is cancelled or forfeited without having been fully exercised or issued, the number of shares subject to such Option or other Award, but as to which such Option or other Award was not exercised or issued prior to its expiration, cancellation, or forfeiture may again be optioned, granted or awarded hereunder, subject to the limitations of Article 2.1.

ARTICLE 3  GRANTING OF OPTIONS

3.1 Eligibility
Options may be granted to Employees of the Company or of a Subsidiary.

3.2 Granting of Options
The Committee shall from time to time, in its discretion:

(i) Select the Employees who will be granted Options;

(ii) Determine the number of shares to be subject to such Options or Stock Appreciation Rights granted to the selected Employees; provided, however, that no Employee shall be granted Options or Stock Appreciation Rights covering in excess of an aggregate of 600,000 shares and rights during any calendar year; and

(iii) Determine the terms and conditions of such Options, consistent with this Plan (including whether they are Incentive Stock Options or Non-Qualified Stock Options).

ARTICLE 4  TERMS OF OPTIONS

4.1 Option Agreement
Each Option and the terms and conditions thereof shall be evidenced by an Award Agreement, which shall be executed by the Optionee and an authorized officer of the Company. Upon grant of an Option, the Committee or the Company shall instruct the Secretary to issue an Award Agreement evidencing such Option, and to deliver such Award Agreement to the Optionee.

4.2 Option Price
The exercise price per share of the shares subject to each Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. Once Options are granted, they may not be repriced, and this Article 4.2 may not be amended without the consent of the stockholders.

4.3 Option Term
The term of an Option shall be set by the Committee in its discretion; provided that the term shall not exceed 10 years. The last day of the term of the Option shall be the Option’s “Expiration Date.”

4.4 Option Vesting
(a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee (and Option vesting shall be set forth in Award Agreements), and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests or extend the period during which it may be exercised (but not beyond the Expiration Date thereof).

(b) No portion of an Option, which is unexercisable at Termination of Employment, shall thereafter become exercisable.

4.5 Exercise of Options after Termination of Employment
(a) Termination by Death.  Unless otherwise determined by the Committee, if an Optionee has a Termination of Employment by reason of the Optionee’s death, any Option held by such Optionee may thereafter be exercised by the Optionee’s Beneficiaries, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of 12 months (or such other period as the Committee may specify in the applicable Award Agreement) from the date of such death or until the Expiration Date thereof, whichever period is the shorter.

(b) Termination by Reason of Disability.  Unless otherwise determined by the Committee, if an Optionee has a Termination of Employment by reason of the Optionee’s Disability, any Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable immediately before the Termination of Employment, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the applicable Award Agreement) from the date of such Termination of Employment or until the Expiration Date thereof, whichever period is the shorter; provided, however, that if the Optionee dies within such period, any unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the Expiration Date thereof, whichever period is the shorter.

(c) Termination by Reason of Retirement.  Unless otherwise determined by the Committee in an Award Agreement, if an Optionee has a Termination of Employment by reason of the Optionee’s Retirement, any Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, as follows: (i) if the Optionee has been before such Retirement, the CEO or the COO, for the period ending on the Expiration Date of such Option; (ii) if the Optionee has been before such Retirement, a participant in the Company’s Senior Executive Leadership Compensation Plan or Executive Leadership Compensation Plan (the executive annual bonus plans) or any successors thereto, other than the CEO or the COO, for the period ending on the earlier of the fifth anniversary of such Retirement or the Expiration Date of such Option; and (iii) in all other cases, for a period ending on the earlier of the third anniversary of such Retirement or the Expiration Date of such Option.

(d) Other Termination.  Unless otherwise determined by the Committee: (i) if an Optionee incurs a Termination of Employment for Cause, all Options held by such Optionee shall thereupon terminate; and (ii) if an Optionee incurs a Termination of Employment for any reason, other than death, Disability, Retirement or for Cause, any Stock Option held by such Optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of 6 months from the date of such Termination of Employment or until the Expiration Date of such Stock Option; provided, however, that if the Optionee dies within such period, any unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the Expiration Date of such Stock Option, whichever period is the shorter.

(e) Transferability of Stock Options.  No Option shall be transferable by the Optionee other than (i) by designation of a Beneficiary, by will or by the laws of descent and distribution, or (ii) as otherwise expressly permitted under the applicable Award Agreement including, if so permitted, pursuant to a gift to such Optionee’s family, whether directly or indirectly or by means of a trust or partnership or otherwise. All Options shall be exercisable, subject to the terms of this Plan, only by the Optionee, by the guardian or legal representative of the Optionee if the Optionee is incapacitated, by the Optionee’s Beneficiaries, legal representative or heirs after the Optionee’s death, or any person to whom such option is transferred pursuant to clause (ii) of the preceding sentence.

(f) Cashing Out of Stock Option.  On receipt of written notice of exercise, the Committee or the Company may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the Optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

ARTICLE 5  EXERCISE OF OPTIONS

5.1 Partial Exercise
An Option may be exercised in whole or in part at any time after it has become vested and exercisable and before its Expiration Date, subject to Article 4. However, an Option shall not be exercisable with respect to fractional shares and the Committee or the Company may impose a minimum number of shares for which a partial exercise will be permitted.

5.2 Manner of Exercise
All or a portion of an exercisable Option may be exercised upon delivery to the Secretary or his office of all of the following:

(a) A written notice complying with the applicable rules established by the Committee or the Company, stating that the Option, or a portion thereof, is being exercised, and signed by the Optionee or other person then entitled to exercise the Option or such portion or an appropriate notice from the Optionee’s stock broker;

(b) Full payment for the shares and taxes described in Article 11.7 with respect to which the Option, or portion thereof, is exercised in whole or in part by (i) cash; (ii) certified or bank check or such other instrument as the Company may accept; (iii) delivery (either by surrender of the shares or by attestation) of shares unrestricted Common Stock already owned by the Optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that such already-owned shares either were acquired by the Optionee in an open-market transaction or have been held by the Optionee for at least six months at the time of exercise; (iv) if permitted by the Committee or the Company, the surrender of shares of Common Stock then issuable upon exercise of the Option; or (v) if permitted by the Committee, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a stock broker acceptable to the Company to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the option price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes; and

(c) In the event that the Option shall be exercised by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

ARTICLE 6  STOCK APPRECIATION RIGHTS

6.1 Grant and Exercise
(a) Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan, either at or after the time of grant of such Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(b) A Stock Appreciation Right may be exercised by an Optionee in accordance with Article 6.2(b) by surrendering the applicable portion of the related Option in accordance with procedures established by the Committee or the Company. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in Article 6.2(b). Options that have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

6.2 Terms and Conditions
Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(a) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate are exercisable in accordance with the provisions of the Plan.

(b) Upon the exercise of a Stock Appreciation Right, an Optionee shall be entitled to receive an amount in cash, shares of Common Stock or both, in value equal to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee or the Company having the right to determine the form of payment. To the extent that a Stock Appreciation Right is exercised and settled in Common Stock, the number of shares available for future Awards under the Plan shall be reduced by the number of Stock Appreciation Rights that are exercised (and not the number of shares actually issued upon settlement of the Award).

(c) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Option in accordance with the provisions of the Plan.

ARTICLE 7  RESTRICTED STOCK AND RESTRICTED STOCK UNITS, PERFORMANCE STOCK AND PERFORMANCE UNITS

7.1 Administration
Shares of Restricted Stock and Awards of Restricted Stock Units, Performance Stock or Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee or the Company shall determine the Employees to whom and the time or times at which grants of Restricted Stock, Restricted Stock Units, Performance Stock and/or Performance Units will be awarded, the number of shares to be awarded to any Awardee, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Article 7.3. The total number of shares of Common Stock that may be issued in connection with Awards of (i) Restricted Stock and (ii) the total number of shares represented by Restricted Stock Units, Performance Stock, Performance Units and Dividend Equivalents granted under the Plan shall not exceed a total of 2,800,000.

7.2 Awards and Certificates
(a) Shares of Restricted Stock shall be evidenced in such manner, as the Committee or the Company may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Awardee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Avery Dennison Corporation Employee Stock Option and Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Avery Dennison Corporation, 150 North Orange Grove Boulevard, Pasadena, California 91103.”

The Committee or the Company may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Awardee shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b) Restricted Stock Units, Performance Stock and Performance Units shall represent the right, subject to the terms and conditions of the Award, to receive, at a specified time or times, either a specified number of shares of Common Stock, or a cash payment equal to the Fair Market Value of a specified number of shares of Common Stock, as the Committee or the Company shall determine.

7.3 Terms and Conditions
The terms and conditions of an Award of Restricted Stock or Restricted Stock Units, Performance Stock or Performance Units as established by the Committee or the Company shall be set forth in an Award Agreement, including the following:

(a) The Committee may, in connection with the grant, designate an Award of Restricted Stock, Restricted Stock Units, Performance Stock or Performance Units as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting (generally, during a period of three years), as applicable, of such Award upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock, Restricted Stock Units, Performance Stock or Performance Units as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock, Restricted Stock Units, Performance Stock or Performance Units is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting thereof upon the continued service of the Awardee. The conditions for grant or vesting and the other provisions of Awards of Restricted Stock, Restricted Stock Units, Performance Stock or Performance Units (including any applicable Performance Goals) need not be the same with respect to each Awardee. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions; provided, however, that in the case of an Award that is a Qualified Performance-Based Award, the applicable Performance Goals have been satisfied. The total number of shares represented by Qualified Performance Based Award granted under the Plan shall not exceed 2,800,000.

(b) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Award for which such Awardee’s continued service is required (the “Restriction Period”), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the Awardee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock or an Award of Restricted Stock Units, Performance Stock or Performance Units.

(c) Except as provided in this paragraph (c) and Articles 7.3(a) and 7.3(b) and the applicable Award Agreement, the Awardee shall have, with respect to shares of Restricted Stock (but not Restricted Stock Units), all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee and subject to the next sentence, (A) cash dividends on the class or series of Common Stock that are the subject of the Award of Restricted Stock or Restricted Stock Units shall be automatically deferred and reinvested in additional Restricted Stock or Restricted Stock Units, as applicable, held subject to the vesting of the underlying Award, and (B) dividends payable in Common Stock shall be paid in the form of additional Restricted Stock or Restricted Stock Units, as applicable, held subject to the vesting of the underlying Award. Notwithstanding the foregoing or any provision of an Award Agreement, reinvestment of dividends in additional Restricted Stock or Restricted Stock Units shall only be permissible if sufficient shares of Common Stock are available under the Plan for such reinvestment (taking into account then outstanding Awards).

(d) Except to the extent otherwise provided in the applicable Award Agreement and Articles 7.3(a), 7.3(b), 7.3(e) and 9.1(b), upon an Awardee’s Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares of Restricted Stock and all Restricted Stock Units, Performance Stock and Performance Units still subject to restriction shall be forfeited by the Awardee.

(e) Except to the extent otherwise provided in Article 9.1(b), in the event an of an Awardee’s Retirement or Termination of Employment other than for Cause, the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which an Awardee is a Covered Employee, satisfaction of the applicable Performance Goals unless the Termination of Employment was by reason of the Awardee’s death, Disability or Involuntary Termination) with respect to any or all of such Awardee’s shares of Restricted Stock, Restricted Stock Units, Performance Stock and Performance Units.

(f) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the Awardee upon surrender of the legended certificates.

ARTICLE 8  DIVIDEND EQUIVALENTS

8.1 Dividend Equivalents
Dividend Equivalents may be granted under this Plan in conjunction with other Awards, except Options and Stock Appreciation Rights. Dividend Equivalents shall represent the right to receive cash payments, shares of Common Stock, or a combination thereof, having a value equal to the dividends declared on Common Stock during a specified period, and subject to such other terms and conditions as the Committee shall determine.

ARTICLE 9  CHANGE IN CONTROL PROVISIONS

9.1 Impact of Event
Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(a) Any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested, and shall remain exercisable until their Expiration Date notwithstanding any Termination of Employment of the relevant Optionee other than a Termination of Employment for Cause.

(b) The restrictions and deferral limitations applicable to any Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and Dividend Equivalents shall lapse, and such Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and Dividend Equivalents shall become free of all restrictions and become fully vested and transferable at the target amount.

(c) Any restrictions or deferral or forfeiture limitations applicable to any Dividend Equivalents shall lapse.

9.2 Definition of Change in Control
For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(a) An acquisition by any individual, entity or group (within the meaning of Article 13.4(a) or 14.4(b) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Article 9.2; or

(b) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Article 9.2, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(c) The consummation of a reorganization, merger or consolidation or sale involving the Company or a disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including a corporation, which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

ARTICLE 10  ADMINISTRATION

10.1 Committee
The Plan shall be administered by the Compensation and Executive Personnel Committee of the Board or such other committee of the Board, as may from time to time be selected by the Board.

10.2 Powers of Committee
(a) The Committee shall have the authority to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to make Awards and set the terms and conditions for such Awards (including the option price, any vesting condition, restriction or limitation (which may be related to the performance of the Awardee, the Company or any Subsidiary) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine; to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith except as specifically permitted by the Plan; to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and to determine under what circumstances an Award may be settled in cash or Common Stock under Articles 4, 6, 7, 8 and 9, as applicable. The Committee shall have the power to interpret this Plan and the Awards made hereunder, to adopt such rules and procedures for the administration, interpretation, and application of this Plan as are consistent therewith, and to interpret, amend or revoke any such rules and procedures. Any Award under this Plan need not be the same with respect to each Awardee.

(b) Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Awardees and Beneficiaries.

10.3 Action by Committee
(a) The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting, or by a memorandum, minutes or other written instrument signed by the Chairman of the Committee or by a majority of the Committee. The Committee may delegate to (i) the CEO the authority to make decisions pursuant to, and interpretations of, the Plan (provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause Qualified Performance-Based Awards to fail to qualify for the Section 162(m) exemption), and the authority to grant Awards and establish terms and conditions related to such Awards to any Employee, who is not an “officer” of the Company (within the meaning of Rule 16a-1(f) promulgated under the Exchange Act, as amended), subject to any limitations the Committee may impose, and (ii) the CEO or Secretary, or both, any or all of the administrative and interpretive duties and authority of the Committee under the Plan. Based on such delegation of authority from the Committee, the CEO may request Company representatives to take actions related to the granting of Awards and to other Plan matters.

(b) Any authority granted to the Committee under this Plan may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

10.4 Compensation; Professional Assistance; Good Faith Actions
Expenses and liabilities that members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Awardees and Beneficiaries, the Company, and all other interested persons. No members of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to this Plan or any Award, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE 11  MISCELLANEOUS PROVISIONS

11.1 Not Transferable
Except as specifically provided in the Plan with respect to Options and Stock Appreciation Rights, as provided in Article 11.8 regarding designation of Beneficiaries, and as may be otherwise provided in the applicable Award Agreement: (i) Awards may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution; (ii) no Award or interest or right therein shall be subject to the debts, contracts or engagements of the Awardee or his Beneficiaries and successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy); and (iii) any attempted disposition of an Award shall be null and void and of no effect.

11.2 Unfunded Status of Plan
It is presently intended that the Plan constitutes an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

11.3 General Provisions
(a) The Committee or the Company may require each person purchasing or receiving shares of Common Stock pursuant to an Award, as a condition to delivery of such shares, to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof and to provide such other representations and such documents as the Committee or the Company deems necessary or appropriate to effect compliance with all applicable laws. Such shares may be delivered by book entry or in certificate form, with such legends or other notations as the Committee or the Company deems appropriate to reflect any restrictions on transfer.

(b) Notwithstanding any other provision of the Plan or any Award Agreement, the Company shall not be required to issue or deliver any shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(i) Listing or approval for listing upon notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

(ii) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee or the Company deems necessary or advisable;

(iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee or the Company determines to be necessary or advisable;

(iv) The lapse of such reasonable period of time following the exercise of an Option or Stock Appreciation Right or the vesting or other event that results in the settlement of an Award, as the Committee or the Company may establish from time to time for reasons of administrative convenience; and

(v) The receipt by the Company of full payment (if any) for such shares and the satisfaction of any tax withholding obligations relating thereto.

An Awardee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock that may become deliverable pursuant to an Award unless and until such shares have been delivered to the Awardee.

(c) In the event an Award is granted to an Employee who is employed outside the United States and who is not compensated from a payroll maintained in the United States, the Committee or the Company may modify the provisions of the Plan as they pertain to such Award or Awardee to comply with applicable foreign law, and/or related regulations or requirements.

(d) The Committee or the Company may (but need not) establish rules or terms and conditions in an applicable Award Agreement, under which Awardees may be permitted to elect to defer receipt of cash or shares in settlement of Restricted Stock Units, Performance Stock and Performance Units for a specified period or until a specified event, either under an existing plan of the Company or otherwise.

(e) The Plan, in form and operation, is intended to comply with Section 409A of the Code. To the extent that the terms of the Plan are inconsistent with Section 409A, then the terms of the Plan will be automatically deemed to be amended and construed so as to be in compliance. The Committee or the Company may make any amendments to the Plan or to any outstanding Awards in order to comply with the requirements of Section 409A.

11.4 Amendment, Suspension, or Termination of this Plan
The Board may amend, suspend or terminate the Plan at any time prior to a Change of Control, but no such amendment, suspension or termination shall impair the rights of Awardees under Awards previously granted without the Awardee’s consent, and provided further that no material amendments will be made to the terms of the Plan without the approval of the Company’s stockholders.

The Committee may amend the terms of any Award after it is granted, prospectively or retroactively, but no such amendment shall reprice an option, cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or impair the rights of the Awardee without the Awardee’s consent.

11.5 Adjustments upon Changes in Common Stock
In the event of an equity restructuring involving a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, Disaffiliation of a Subsidiary or similar event that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards, the Committee or the Company shall make appropriate and equitable adjustments to the following:

(a) the aggregate number of shares of Common Stock available under Article 2 and Article 7, and the limits on grants of Options under Article 3, grants of Stock Appreciation Rights under Article 6, and grants of Qualifying Performance-Based Awards under Articles 7 and 8;

(b) the number of shares of Common Stock covered by outstanding Awards;

(c) the option price of outstanding Options, and

(d) appropriate and equitable adjustments to other outstanding Awards.

Such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Company, (ii) the substitution of other property (including, without limitation, other securities) for the Stock covered by outstanding Awards, and (iii) in connection with any Disaffiliation of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Awardees employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the Disaffiliation.

11.6 Approval of Plan by Stockholders
This Plan, as amended and restated, was approved by the Board on February 28, 2008, and will be submitted for the approval by the Company’s stockholders at the annual meeting of stockholders on April 24, 2008.

11.7 Tax Withholding
No later than the date as of which an amount first becomes includible in the gross income of an Awardee for federal income tax purposes with respect to any Award under the Plan, such an Awardee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such an Awardee. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

11.8 Beneficiaries
The Committee or the Company shall establish such procedures as it deems appropriate for Awardees to designate one or more persons (each, a “Beneficiary”) to whom any amounts payable under this Plan in the event of the applicable Awardee’s death are to be paid and/or by whom any rights of the applicable Awardee’s, after the Awardee’s death, may be exercised. Designation, revocation and redesignation of Beneficiaries must be made in writing in accordance with procedures established by the Committee or the Company, and shall be effective upon delivery to the Committee or the Company.

11.9 Effect of Plan
The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary, or (b) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose, including the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association. Nothing in this Plan or in any Award Agreement shall confer upon any Awardee any right to continue in the employ of the Company or any

Subsidiary or interfere with or restrict in any way the rights of the Company and the Subsidiaries, which are hereby expressly reserved, to discharge any Awardee at any time for any reason whatsoever, with or without Cause.

11.10 Titles
Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

11.11 Governing Law
This Plan and any Award Agreements hereunder shall be administered, interpreted and enforced under the laws of the State of Delaware, without reference to the principle of conflict of laws.

11.12 Effective Date
This Plan, as amended and restated, shall be effective as of April 24, 2008, subject to the approval of stockholders of the Company as contemplated by Article 11.6. This Plan was previously approved by stockholders on April 28, 2005.

Admission Ticket
2008 Annual Meeting of Shareholders
April 24, 2008, 1:30pm

Avery Dennison Corporation
150 North Orange Grove Boulevard
Pasadena, California 91103
It is important that all shares be represented at this meeting, whether or not you attend the meeting in person.
To make sure all shares are represented, we urge you to complete and mail the proxy card below.
If planning to attend the Annual Meeting, please mark the appropriate box on the reverse side.
Present this Admission Ticket to the representative at the entrance to the Annual Meeting.
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Avery Dennison Corporation

PROXY SOLICITATION / VOTING INSTRUCTION CARD
ANNUAL MEETING - APRIL 24, 2008
PASADENA, CALIFORNIA
The undersigned hereby appoints John T. Cardis, Julia A. Stewart and David E.I. Pyott, or each or any of them with power of substitution, proxies for the undersigned to act and vote at the 2008 Annual Meeting of Stockholders of Avery Dennison Corporation and at any adjournment thereof as indicated upon the matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters that may properly come before the meeting. This card provides voting instructions, as applicable, to (i) the appointed proxies for shares held of record by the undersigned including those held under the Company’s DirectSERVICE™ Investment Program, and (ii) the Trustee for shares held on behalf of the undersigned in the Company’s Savings Plan and SHARE Plan.
IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES, AND FOR PROPOSALS NO. 2 AND NO. 3.
Consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Bank of America, N.A., as Trustee of the Avery Dennison Corporation Savings Plan and Share Plan, will vote shares of Company Stock for which timely instructions are not received and shares of Company Stock that have not been allocated to the account of any participant in the same proportion to the manner in which allocated shares of Company Stock are voted by participants who timely furnish voting instructions. The card must be received no later than 5:00 p.m. Eastern Time on April 18, 2008, and telephone and Internet votes must be completed by 12:00 a.m. midnight on the same date.
Your voting instructions are confidential and will not be revealed to anyone, except as required by law. If you have any questions regarding your voting instructions to Bank of America, please call 1-800-535-3093 between the hours of 11:30 a.m. and 7:30 p.m. Eastern Time.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Admission Ticket
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on April 24, 2008.
Vote by Internet

•	Log on to the Internet and go to www.investorvote.com

•	Follow the steps outlined on the secured website.
Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors
	For	Withhold		For	Withhold		For	Withhold
01 - Peter K. Barker	☐	☐	02 - Richard M. Ferry	☐	☐	03 - Ken C. Hicks	☐	☐
	For	Withhold
04 - Kent Kresa	☐	☐

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year, which ends on December 27, 2008.	For ☐	Against ☐	Abstain ☐	3.	Approval of the amended and restated Employee Stock Option and Incentive Plan.	For ☐	Against ☐	Abstain ☐
B  Non-Voting Items

Change of Address — Please print your new address below.	Meeting Attendance
	Mark the box to the right if you plan to attend the Annual Meeting.	☐
C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE▼

Proxy — Avery Dennison Corporation

PROXY SOLICITATION / VOTING INSTRUCTION CARD
ANNUAL MEETING - APRIL 24, 2008
PASADENA, CALIFORNIA
CONFIDENTIAL VOTING INSTRUCTIONS

TO:	COMPUTERSHARE TRUST COMPANY, N.A., AS TABULATING AGENT FOR THE TRUSTEE OF THE AVERY DENNISON CORPORATION EMPLOYEE STOCK BENEFIT TRUST

VOTING INSTRUCTIONS SOLICITED BY THE TRUSTEE ON BEHALF OF THE BOARD OF DIRECTORS OF AVERY DENNISON CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 24, 2008.

The undersigned hereby instructs Wachovia Bank, N.A., as Trustee, to act and vote at the 2008 Annual Meeting of Stockholders of Avery Dennison Corporation and at any adjournment thereof as indicated upon the matters referred to on the reverse side and described in the proxy statement for the meeting, and, in its discretion, upon any other matters that may properly come before the meeting.

Under the terms of the Avery Dennison Corporation Employee Stock Benefit Trust, you are entitled, as an employee and a holder of vested stock options from Avery Dennison, to instruct the Trustee how to vote shares held by the Trust.

Electronic Voting Instructions
You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on April 24, 2008.
Vote by Internet

•	Log on to the Internet and go to www.investorvote.com

•	Follow the steps outlined on the secured website.
Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors
	For	Withhold		For	Withhold		For	Withhold
01 - Peter K. Barker	☐	☐	02 - Richard M. Ferry	☐	☐	03 - Ken C. Hicks	☐	☐
	For	Withhold
04 - Kent Kresa	☐	☐

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year, which ends on December 27, 2008.	For ☐	Against ☐	Abstain ☐	3.	Approval of the amended and restated Employee Stock Option and Incentive Plan.	For ☐	Against ☐	Abstain ☐

B  Non-Voting Items

Change of Address — Please print your new address below.	Meeting Attendance
	Mark the box to the right if you plan to attend the Annual Meeting.	☐

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

PROXY
SOLICITED BY BOARD OF DIRECTORS
ANNUAL MEETING — APRIL 24, 2008
PASADENA, CALIFORNIA
Avery Dennison Corporation
150 North Orange Grove Boulevard
Pasadena, California 91103

     The undersigned hereby appoints John T. Cardis, Julia A. Stewart and David E.I. Pyott or each or any of them with power of substitution, proxies for the undersigned to act and vote at the 2008 Annual Meeting of Stockholders of Avery Dennison Corporation and at any adjournments thereof as indicated upon the matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.
1.	Election of Directors
Nominees: (01) Peter K. Parker, (02) Richard M. Ferry (03) Ken C. Hicks and (04) Kent Kresa
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year, which ends on December 27, 2008

3.	Approval of the amended and restated Employee Stock Option and Incentive Plan
IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION
OF THE DIRECTOR NOMINEES, AND FOR PROPOSALS NO. 2 AND NO. 3
(OVER)
(continued and to be signed on other side)
▲ PLEASE FOLD AND DETACH HERE ▲

☒	Please mark your votes as indicated in this example

A vote FOR ALL nominees is recommended by the Board of Directors.
1.	Election of Directors

☐	FOR ALL	☐	WITHHELD FROM ALL

☐	FOR ALL EXCEPT the following nominee(s):

A vote FOR the proposals below is recommended by the Board of Directors
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year, which ends on December 27, 2008

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	Approval of the amended and restated Employee Stock Option and Incentive Plan

☐	FOR	☐	AGAINST	☐	ABSTAIN

Space limitations for the Annual Meeting make it necessary to limit attendance to stockholders. “Street name” holders wishing to attend need to bring to the Annual Meeting a copy of a brokerage statement reflecting stock ownership as of February 25, 2008.

NOTE: Please sign exactly as name appears hereon, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date	, 2008

Signature of Stockholder
▲ PLEASE FOLD AND DETACH HERE ▲